                                                                    EXHIBIT 10.2

================================================================================

                               CREDIT AGREEMENT


                         Dated as of September 4, 1998

                                     among

                                  CALMAT CO.


                        BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION
                                   as Agent

                                      and

                THE OTHER FINANCIAL INSTITUTIONS PARTIES HERETO


                                  Arranged by

                     BANCAMERICA ROBERTSON STEPHENS, INC.



[LOGO OF BANCAMERICA ROBERTSON STEPHENS, INC. APPEARS HERE]
================================================================================

                                  CALMAT CO.
                               CREDIT AGREEMENT
                               TABLE OF CONTENTS

                                                                           PAGE
SECTION 1.  DEFINITIONS                                                       1

  1.1  CERTAIN DEFINED TERMS..........................................        1
  1.2  COMPUTATION OF TIME PERIODS....................................       19
  1.3  ACCOUNTING TERMS...............................................       19
  1.4  OTHER DEFINITIONAL PROVISIONS..................................       19

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS AND COMMITTED LOANS.......       20

  2.1  COMMITTED LOANS................................................       20
  2.2  BID LOANS......................................................       22
  2.3  FEES...........................................................       27
  2.4  REDUCTIONS OF COMMITMENTS; EXTENSION OF COMMITMENTS............       27
  2.5  OPTIONAL PREPAYMENTS AND MANDATORY PAYMENTS AND PREPAYMENTS....       28
  2.6  INTEREST.......................................................       29
  2.7  INTEREST RATE DETERMINATION AND PROTECTION.....................       30
  2.8  ILLEGALITY AND EURODOLLAR RATE LOANS...........................       31
  2.9  VOLUNTARY CONVERSION OR CONTINUATION OF LOANS..................       32
  2.10  INCREASED COSTS AND FUNDING LOSSES; SUBSTITUTION OF A BANK....       33
  2.11  TAXES.........................................................       34
  2.12  PAYMENTS AND COMPUTATIONS.....................................       35
  2.13  SHARING OF PAYMENTS, ETC......................................       36
  2.14  USE OF PROCEEDS...............................................       37

SECTION 3.  CONDITIONS TO EFFECTIVENESS; CONDITIONS WITH
             RESPECT TO LOANS.........................................        37
  3.1  CONDITIONS TO EFFECTIVENESS....................................       37
  3.2  CONDITIONS TO ALL LOANS........................................       39

SECTION 4.  REPRESENTATIONS AND WARRANTIES                                   39

  4.1  ORGANIZATION, POWERS, GOOD STANDING AND SUBSIDIARIES...........       39
  4.2  AUTHORIZATION OF BORROWING, ETC................................       40
  4.3  FINANCIAL CONDITION............................................       40
  4.4  CHANGES, ETC...................................................       41
  4.5  LITIGATION; ADVERSE FACTS......................................       41
  4.6  PAYMENT OF TAX.................................................       41
  4.7  MATERIALLY ADVERSE AGREEMENTS; PERFORMANCE.....................       41
  4.8  GOVERNMENTAL REGULATION........................................       42
  4.9  SECURITIES ACTIVITIES..........................................       42
  4.10  EMPLOYEE BENEFIT PLANS........................................       42
  4.11  PATENTS, TRADEMARKS AND LICENSES..............................       43
  4.12  TITLE TO PROPERTIES; LIENS....................................       43
  4.13  ENVIRONMENTAL PROTECTION......................................       43
  4.14  LABOR MATTERS.................................................       44
  4.15  DISCLOSURE....................................................       44

SECTION 5.  AFFIRMATIVE COVENANTS                                            45

  5.1  FINANCIAL STATEMENTS AND OTHER REPORTS.........................       45
  5.2  CORPORATE EXISTENCE, ETC.......................................       47
  5.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.................       47
  5.4  MAINTENANCE OF PROPERTIES; INSURANCE...........................       48

  5.5  EQUAL SECURITY FOR OBLIGATIONS; NO FURTHER NEGATIVE PLEDGES....       48
  5.6  INSPECTION; RECORDS, ETC.; CONFIDENTIALITY.....................       48
  5.7  COMPLIANCE WITH LAWS, ETC......................................       49
  5.8  FURTHER ASSURANCES.............................................       49
  5.9  ENVIRONMENTAL NOTICE AND INSPECTION............................       49

SECTION 6.  NEGATIVE COVENANTS                                               51

  6.1  LIENS..........................................................       51
  6.2  INVESTMENTS....................................................       51
  6.3  FINANCIAL COVENANTS............................................       52
  6.4  RESTRICTION ON FUNDAMENTAL CHANGES.............................       52
  6.5  RESTRICTION ON ASSET SALES.....................................       53
  6.6  SALES AND LEASE-BACKS..........................................       54
  6.7  TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES..................       54
  6.8  CONDUCT OF BUSINESS............................................       54
  6.9  INDEPENDENCE OF COVENANTS......................................       55
  6.10  USE OF PROCEEDS...............................................       55
  6.11  SUBSIDIARY INDEBTEDNESS.......................................       55

SECTION 7.  EVENTS OF DEFAULT                                                55

  7.1  FAILURE TO MAKE PAYMENTS WHEN DUE..............................       55
  7.2  BREACH OF WARRANTY.............................................       56
  7.3  BREACH OF COVENANTS............................................       56
  7.4  BREACH OF OTHER AGREEMENTS.....................................       56
  7.5  BANKRUPTCY.....................................................       56
  7.6  JUDGMENTS......................................................       57
  7.7  DISSOLUTION....................................................       57
  7.8  ERISA..........................................................       57
  7.9  CONTROL OF THE BORROWER........................................

SECTION 8.  THE AGENT                                                        59

  8.1  AUTHORIZATION AND APPOINTMENT..................................       59
  8.2  DELEGATION OF DUTIES...........................................       59
  8.3  LIABILITY OF AGENT.............................................       59
  8.4  RELIANCE BY AGENT..............................................       59
  8.5  NOTICE OF DEFAULT..............................................       60
  8.6  CREDIT DECISION................................................       61
  8.7  INDEMNIFICATION................................................       61
  8.8  AGENT IN INDIVIDUAL CAPACITY...................................       61
  8.9  SUCCESSOR AGENT................................................       62
  8.10  WITHHOLDING TAX...............................................       62

SECTION 9.  MISCELLANEOUS                                                    64

  9.1  AMENDMENTS, ETC................................................       64
  9.2  NOTICES, ETC...................................................       64
  9.3  NO WAIVER; REMEDIES............................................       65
  9.4  COSTS AND EXPENSES.............................................       65
  9.5  INDEMNIFICATION................................................       65
  9.6  BINDING EFFECT.................................................       66
  9.7  ASSIGNMENTS AND PARTICIPATIONS.................................       66
  9.8  SEVERABILITY...................................................       69
  9.9  SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS..................       69
  9.10  HEADINGS......................................................       69
  9.11  APPLICABLE LAW; JURISDICTION; WAIVER OF JURY TRIAL............       69
  9.12  EXECUTION IN COUNTERPARTS; EFFECTIVENESS......................       70
  9.13  OBLIGATIONS SEVERAL...........................................       70

  9.14  COMPLETE AGREEMENT.............................................      70

     EXHIBITS

        I  FORM OF NOTICE OF BORROWING
       II  FORM OF NOTICE OF CONVERSION/CONTINUATION
      III  FORM OF ASSIGNMENT AND ACCEPTANCE
       IV  FORM OF COMPLIANCE CERTIFICATE
        V  FORM OF OPINION OF BORROWER'S COUNSEL
       VI  FORM OF COMPETITIVE BID REQUEST
      VII  FORM OF INVITATION FOR COMPETITIVE BIDS
      VIII FORM OF COMPETITIVE BID
       IX  FORM OF BID LOAN NOTE
        X  FORM OF COMMITTED LOAN NOTE

     SCHEDULES

      A    COMMITMENTS
      B    APPLICABLE LENDING OFFICES
      C    SUBSIDIARIES
      D    EMPLOYEE BENEFIT PLANS
      E    EXISTING LIENS
      F    ENVIRONMENTAL MATTERS

                                  CALMAT CO.
                               CREDIT AGREEMENT

     This CREDIT AGREEMENT is dated as of September 4, 1998, and is entered into by and among CALMAT CO., a Delaware corporation (the "BORROWER"), the financial institutions listed on the signature pages hereto (such financial institutions, together with each Person that may become a party hereto pursuant to Section 9.7 hereof, are referred to herein individually as a "BANK" and collectively as the "BANKS"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOFA"), as agent for the Banks (in its capacity as agent, the "AGENT").

     SECTION 1.  DEFINITIONS

     1.1  CERTAIN DEFINED TERMS
          ---------------------

     The following terms used in this Agreement shall have the following meanings:

        "ABSOLUTE RATE" has the meaning specified in Section 2.2B(iii)(b)(D).

        "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.2B.

        "ABSOLUTE RATE BID LOAN" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

        "ADJUSTED CD RATE" means a rate per annum equal to the following:

                       CD Base Rate             +  CD Assessment Rate
             ---------------------------------
             1.00 - CD Rate Reserve Percentage

        "CD BASE RATE" means, for the Interest Period for each CD Rate Loan comprising part of the same Borrowing, the rate of interest determined by the Agent to be the average (rounded, if necessary, upward to the nearest whole multiple of 1/100th of 1%) of the prevailing rates per annum bid at the time the Agent quotes the rate to the Borrower on the first day of such Interest Period by at least one certificate of deposit dealer of recognized standing selected by each Reference Bank for the purchase at face value from such Reference Bank of its certificates of deposit in an amount substantially equal to the CD Rate Loan comprising part of such Borrowing and for a period equal to such Interest Period.

        "CD ASSESSMENT RATE" means, for any day of such Interest Period, the rate determined by the Agent as equal to the annual assessment rate in effect on such day payable to the FDIC by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification within the meaning of 12 C.F.R. (S)327.3(d)) for insuring time deposits at offices of such member in the United States; or, in the event that the FDIC shall at any time hereafter cease to assess time deposits based upon such classifications or successor classifications, equal to the maximum annual assessment rate in effect on such day that is payable to the FDIC by commercial banks (whether or not applicable to any particular Bank) for insuring time deposits at offices of such banks in the United States.

        "CD RATE RESERVE PERCENTAGE" means, for any day of such Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%), as determined by the Agent, in effect on such day (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages), prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 for new non-personal time deposits for a period comparable to such Interest Period and in an amount of $100,000 or more.

        "ADJUSTED EURODOLLAR RATE" means, for the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum (rounded upward to the nearest whole multiple of 1/100th of 1%) obtained by dividing (i) the Eurodollar Rate by
   (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage (as defined below) for such Interest Period. The "EURODOLLAR RATE RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period for the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing.

        "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

        "AGENT" means BofA and any successor thereto appointed pursuant to
   Section 8.9.

        "AGENT AUCTION" means a Bid Loan auction managed by the Agent in accordance with Section 2.2B.

        "AGENT-RELATED PERSONS" means BofA and any successor agent arising under
   Section 8.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "AGREEMENT" means this Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time.

        "APPLICABLE LENDING OFFICE" means, with respect to any Bank, such Bank's Domestic Lending Office in the case of a Base Rate Loan, such Bank's CD Lending Office in the case of a CD Rate Loan and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

        "APPLICABLE AMOUNT" means, for any period, the amount (expressed in basis points) shown in the table below when the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio for the Borrower is as indicated:

                               (In basis points)

CONSOLIDATED FUNDED                         **1.50:1.00     **2.50:1.00    **3.00:1.00     **3.50
 DEBT/EBITDA RATIO            *1.50:1.00     *2.50:1.00      *3.00:1.00     *3.50:1.00

------------------------------------------------------------------------------------------------------
Facility Fee
------------------------------------------------------------------------------------------------------
Adjusted Eurodollar Rate
------------------------------------------------------------------------------------------------------
Adjusted CD Rate
------------------------------------------------------------------------------------------------------

________________
** greater than or equal to
 * less than


        The Applicable Amount shall be based on the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio for the Borrower set forth in the most recent Attachment No. 2 to Compliance Certificate, and shall be effective from and including the date the Agent receives such Compliance Certificate to but excluding the date on which Agent receives the next Compliance Certificate; provided, however, that if Agent does not receive a
                           --------  -------
   Compliance Certificate by the date required by Section 5.1(iii), the Applicable Amount shall, effective as of such date, be the highest Applicable Amount to but excluding the date the Agent receives such Compliance Certificate. . Notwithstanding the foregoing proviso, until delivery of the Compliance Certificate for the fiscal quarter ending March 31, 1999, the Applicable Amount shall not be lower than that set forth for a Consolidated Funded Indebtedness to Consolidated EBITDA Ratio of 2.0 to 1.0.

        "ARRANGER" means BancAmerica Robertson Stephens, Inc., a Delaware corporation.

        "ASSET SALE" means the sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person of any asset (other than sales and discounts of accounts receivable) of the Borrower or any such Subsidiary.

        "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of EXHIBIT III annexed hereto.

        "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

        "AUTHORIZED OFFICER" means the Chief Executive Officer, Chief Financial Officer, Controller or Treasurer of the Borrower; provided, however, that
                                                     --------  -------
   solely for the purposes of requesting a Loan hereunder or giving notice with respect to the conversion or continuation of any Loan, the Assistant Treasurer shall also be an Authorized Officer.

        "BANKS" has the meaning assigned to that term in the introductory paragraph of this Agreement.

        "BOFA" has the meaning assigned to that term in the introductory paragraph of this Agreement.

        "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

        "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

             (i) the rate of interest announced publicly by BofA in San Francisco, California, from time to time, as BofA's reference rate; such reference rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate; or

             (ii) the sum (rounded upward to the nearest whole multiple of 1/100th of 1%) of (a) the Federal Funds Rate, as determined by BofA for such period, which determination shall be conclusive absent manifest error, and (b) 1/2 of one percent per annum.

        "BASE RATE LOAN" means a Loan which bears interest as provided in
   Section 2.6A.

        "BID BORROWING" means a Borrowing hereunder consisting of one or more Bid Loans made to the Borrower on the same day by one or more Banks.

        "BID LOAN" means a Loan by a Bank to the Borrower pursuant to Section 2.2A, which may be a Eurodollar Rate Bid Loan or an Absolute Rate Bid Loan.

        "BID LOAN BANK" means, in respect of any Bid Loan, the Bank making such Loan to the Borrower.

        "BID LOAN NOTES" means those master promissory notes, if any, issued by the Borrower pursuant to Section 9.7G, payable to the Banks and evidencing the Bid Loans made by the Banks pursuant to Section 2.2, such notes being substantially in the form of EXHIBIT IX annexed hereto, as such notes may hereafter be amended, supplemented or otherwise modified from time to time.

        "BOOK VALUE OF ASSETS SOLD" means, with respect to any Asset Sale, the net book value of the assets sold pursuant to such Asset Sale calculated in conformity with GAAP.

        "BORROWER" has the meaning assigned to that term in the introductory paragraph of this Agreement.

        "BORROWER AUCTION" means a Bid Loan auction managed by the Borrower in accordance with Section 2.2B.

        "BORROWING" means either or both of a Committed Borrowing and a Bid Borrowing.

        "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in such states are authorized by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with Eurodollar Rate Loans and Eurodollar Rate Bid Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the Eurodollar market.

        "CD LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "CD Lending Office" opposite its name on SCHEDULE B annexed hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

        "CD RATE LOAN" means a Loan which bears interest as provided in Section 2.6B.

        "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as a lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

        "CASH" means money, currency, a credit balance in a deposit account maintained with any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 or that portion of a credit balance in a deposit account which is fully insured by the FDIC.

        "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
   (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least "A2" by Standard & Poor's Corporation and at least "P2" by Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least "A2" by Standard & Poor's Corporation and at least "P2" by Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Bank or by any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (v) repurchase agreements with any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000, with any Bank or with any investment bank with its long-term debt rated at least "A" by Standard & Poor's Corporation and at least "A2" by Moody's Investors Service, Inc. and having combined capital and surplus of not less than $500,000,000, in each case relating to marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States; provided that the terms of such agreements comply with the
                  --------
   guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy-Repurchase Agreements of Depository Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985; and (vi) mutual funds which invest primarily in the types of investments enumerated in clauses (i) through (v) above.

        "COMMITMENT" means the commitment or commitments of a Bank or the Banks to make Loans as set forth in Section 2.1A. The amount of the original Commitment of each Bank is set forth on the SCHEDULE A annexed hereto and such Commitment shall be adjusted from time to time pursuant to Section 2.4.

        "COMMITTED BORROWING" means a Borrowing hereunder consisting of one or more Committed Loans made to the Borrower on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of CD Rate Loans and Eurodollar Rate Loans, having the same Interest Periods.

        "COMMITTED LOAN" means a Loan by a Bank to the Borrower pursuant to
   Section 2.1, which may be a Base Rate Loan, a CD Rate Loan or a Eurodollar Rate Loan.

        "COMMITTED LOAN NOTES" means the promissory notes, if any, issued by the Borrower to the Banks pursuant to Section 9.7G evidencing the Committed Loans made by the Banks pursuant to Section 2.1, such notes being substantially in the form of EXHIBIT X annexed hereto, as such notes may hereafter be amended, supplemented, restated or otherwise modified from time to time.

        "COMPETITIVE BID" means an offer by a Bank to make a Bid Loan in accordance with Section 2.2.

        "COMPETITIVE BID REQUEST" has the meaning assigned to that term in
   Section 2.2B(i).

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT IV annexed hereto, delivered to the Agent and the Banks by the Borrower pursuant to Section 5.1(iii).

        "CONSOLIDATED", when used with respect to any of the terms defined herein, refers to such terms as reflected in a consolidation of the accounts of the Borrower and its Subsidiaries in conformity with GAAP (including giving effect to the elimination of all intercompany items in conformity with
   GAAP).

        "CONSOLIDATED EBIT" means, for any period, the sum (without duplication) of (i) Consolidated Net Income for such period, (ii) provision for taxes in respect of, or measured by, income or excess profits, calculated on a Consolidated basis for such period and (iii) Consolidated Interest Expense for such period.

        "CONSOLIDATED EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income for such period, (ii) provision for taxes in respect of, or measured by, income or excess profits, calculated on a Consolidated basis for such period,
   (iii) Consolidated Interest Expense for such period, and (iv) depreciation and amortization expense, calculated on a Consolidated basis for such period.

        "CONSOLIDATED FUNDED INDEBTEDNESS" means, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all obligations and liabilities, whether current or long-term, for borrowed money, (b) that portion of obligations with respect to Capital Leases which is capitalized on the Consolidated balance sheet of the Borrower and its Subsidiaries and (c) the amount included in the definition of Indebtedness with respect to Contingent Obligations, all determined in conformity with GAAP.

        "CONSOLIDATED FUNDED INDEBTEDNESS TO CONSOLIDATED EBITDA RATIO" means, as of date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA for the four previous consecutive fiscal quarters ending on or prior to such date, all determined in conformity with GAAP.

        "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the ratio of Consolidated EBIT to Consolidated Interest Expense for the four previous consecutive fiscal quarters ending on or prior to such date, all determined in conformity with GAAP.

        "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum, without duplication, of (i) total interest expense (including that portion attributable to Capital Leases in conformity with GAAP) of the Borrower and its Subsidiaries for such period on a Consolidated basis, including the fees referred to in Section 2.3A, (ii) the aggregate amount of all interest and finance charges on Consolidated Off Balance Sheet Obligations for such period, and (iii) Consolidated Rent Payments paid or payable during such period.

        "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a Consolidated basis determined in conformity with GAAP for such period taken as a single accounting period; provided that there shall be excluded (i) the income (or loss) of any Person
   --------
   (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, but net of any additional Investment made by the Borrower or any of its Subsidiaries in such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, and (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

        "CONSOLIDATED NET WORTH" means, at any date of determination, the Consolidated stockholders' equity of the Borrower and its Subsidiaries, determined in accordance with GAAP.

        "CONSOLIDATED OFF BALANCE SHEET OBLIGATIONS" means, as at any date of determination, the sum (without duplication) of (i) any Indebtedness of an Affiliate or a Subsidiary of the Borrower or any of their respective Subsidiaries or any partnership in which the Borrower or any of its Subsidiaries or any of their respective Affiliates is a general partner, (ii) any outstanding amount of accounts receivable or notes sold by the Borrower or any of its Subsidiaries, (iii) any non-recourse financing of real property, equipment or other asset by the Borrower or any of its Subsidiaries or Affiliates, (iv) any obligations under a sale and lease back transaction entered into by the Borrower or any of its Subsidiaries as lessee, and (v) any other transaction, regardless of form, which is the functional equivalent of borrowing by the Borrower or any of its Subsidiaries; provided, that (a)
                                                            --------
   such Indebtedness or obligation shall be included only to the extent that it does not appear on the Consolidated financial statements of the Borrower and
   (b) if such Indebtedness or other obligation is owed by an entity other than the Borrower or one of its wholly-owned Subsidiaries, it shall be reduced by the amount attributable to other ownership interests.

        "CONSOLIDATED RENT PAYMENTS" means, for any period, the aggregate amount of the rental payments and other amounts incurred by the Borrower and its Subsidiaries as lessees under all leases of the Borrower or its Subsidiaries during such period, excluding (a) any amounts incurred in connection with Capital Leases to the extent such amounts are included in the calculation of Consolidated Interest Expense and (b) rental payments on land leases which permit the Company or its Subsidiaries to extract minerals or other raw materials.

        "CONSOLIDATED SENIOR FUNDED INDEBTEDNESS" means Consolidated Funded Indebtedness minus any Indebtedness that has been subordinated, on terms reasonably satisfactory to Required Banks, to all Indebtedness to the Banks incurred hereunder.

       "CONTINGENT OBLIGATION" as applied to any Person, means (i) any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit, accounts receivable or other obligation of another, including, without limitation and without duplication, any such obligation directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet item, level of income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof; and (ii) any direct or indirect liability of that Person which is contingent upon the happening of specified events or conditions or the passage of time, or both, with respect to any Indebtedness, lease, dividend, letter of credit, accounts receivable or other obligations, including, without limitation any obligation to purchase, repurchase or otherwise acquire property; provided, however, that
                                                         --------  -------
  excluded from this definition shall be contingent obligations in an aggregate amount not to exceed $55,000,000, to the extent such obligations are indemnified by Onoda Cement Co., Ltd. pursuant to the agreement among the Borrower, California Portland Cement Co., and Onoda U.S.A., Inc. dated July 19, 1988. The amount of any Contingent Obligation shall be equal to the amount of, in the case of clause (i) above, the obligation so guarantied or otherwise supported, or in the case of clause (ii) above, such liability.

        "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

        "CONVERSION" and "CONVERT" and "CONVERTED" each refers to a conversion of Eurodollar Rate Loans, CD Rate Loans or Base Rate Loans, into Loans of another Type in accordance with the terms of this Agreement.

        "DOLLARS" or the sign "$" means the lawful money of the United States of America.

        "DOMESTIC LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on SCHEDULE B annexed hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

        "EFFECTIVE DATE" means the date on or before September 4, 1998 that is the date on which the conditions set forth in Section 3.1 are satisfied or waived.

        "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any State thereof and (ii) a commercial bank organized under the laws of any other country, or a political subdivision thereof, provided that (a) such bank is acting through a branch or agency
            --------
   located in the United States or (b) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and has surplus and capital of at least $500,000,000; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

        "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" which is defined in Section 3(3) of ERISA and which is at the relevant time maintained or contributed to by the Borrower or any ERISA Affiliate of the Borrower.

        "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest, incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Hazardous Materials Law, permit or agreement with a governmental authority or other Person, arising from environmental, health or safety conditions related to, or the Release or threatened

   Release by reason of, the past, present or future operations of the Borrower or any of its Subsidiaries.

        "ENVIRONMENTAL LIEN" means any Lien in favor of any governmental authority for Environmental Liabilities and Costs.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

        "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is at the relevant time a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is at the relevant time a member; (ii) any trade or business (whether or not incorporated) which is at the relevant time a member of a group of trades or businesses under common control within the meaning of
   Section 414(c) of the Internal Revenue Code of which that Person is at the relevant time a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

        "ERISA EVENT" means (i) a "reportable event" within the meaning of
   Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the PBGC to initiate proceedings for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability in excess of $5,000,000 on the Borrower or any of its ERISA Affiliates pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability therefor in excess of $5,000,000, or the receipt by the Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA which would result in a liability in excess of $5,000,000;
   (viii) the occurrence of an act or omission which could give rise to the imposition on the Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA in respect of any Employee Benefit Plan which would result in a liability in excess of $5,000,000; (ix) the assertion of a claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any of its ERISA Affiliates in connection with any such plan which would result in a liability in excess of $5,000,000; or (x) receipt from the Internal Revenue Service or any successor thereto of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or notice of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 401(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Sections 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

        "EURODOLLAR LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on SCHEDULE B annexed hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

        "EURODOLLAR RATE" means, for the Interest Period for each Eurodollar Rate Loan or Eurodollar Rate Bid Loan, as applicable, comprising part of the same Borrowing, an interest rate per annum determined by the Agent to be the arithmetic average of the rates per annum at which deposits in Dollars are offered by each Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan or Eurodollar Rate Bid Loan, as applicable, comprising part of such Borrowing and for a period equal to such Interest Period. If any Reference Bank fails to provide its offered rate to the Agent by 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, the Eurodollar Rate shall be determined on the basis of the average of the offered rate(s) furnished by the Reference Bank(s) which so notify the Agent at or prior to said 11:00 A.M. (London time).

        "EURODOLLAR RATE AUCTION" means a solicitation of Competitive Bids setting forth a Eurodollar Rate Bid Margin pursuant to Section 2.2B.

        "EURODOLLAR RATE BID LOAN" means any Bid Loan that bears interest at a rate determined with reference to the Eurodollar Rate.

        "EURODOLLAR RATE BID MARGIN" has the meaning assigned to that term in
   Section 2.2B(iii)(b)(C).

        "EURODOLLAR RATE LOAN" means a Committed Loan which bears interest as provided in Section 2.6C.

        "EVENT OF DEFAULT" means each of the events set forth in Section 7.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

        "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

        "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

        "FUNDING DATE" means the date of the funding of a Loan.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

        "HAZARDOUS MATERIALS" means as of the date hereof and as of any Funding Date (i) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or promulgated pursuant thereto, including, without limitation, Hazardous Materials Laws, (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material or substance, exposure to which would reasonably be expected to pose a hazard to the health and safety of the owners or occupants or any Persons surrounding any of the properties owned or occupied by the Borrower or any of its Subsidiaries.

        "HAZARDOUS MATERIALS LAWS" means all statutes, ordinances, orders, rules, regulations, or decrees relating to human health or protection of the environment, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Borrower or any of its Subsidiaries or any of their respective properties, each as in effect as of the date hereof and as of any Funding Date.

        "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof or evidenced by a note or similar written instrument, (v) the proceeds received by such Person from the sale or discount of accounts receivable net of collections which are retained by the Borrower, (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (vii) the amount of Contingent Obligations (except with respect to guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business) not incurred in the ordinary course of business outstanding in excess of 10% of Consolidated Net Worth at any time.

        "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in
   Section 9.5.

        "INITIAL AGGREGATE BOOK VALUE" means the Book Value of all accounts receivable of the Borrower and its Subsidiaries on the date any Permitted Accounts Receivable Financing Facility is entered into or increased (excluding extensions or concurrent replacements where the amount is not increased).

        "INTEREST PERIOD" means, (i) with respect to each CD Rate Loan comprising part of the same Borrowing, the period commencing on the Funding Date of such CD Rate Loan or the date of the Conversion of any Base Rate Loan or Eurodollar Rate Loan into such a CD Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period with respect to a CD Rate Loan shall be 30, 60, 90 or 180 days, as the Borrower may, upon notice received by the Agent not later than 9:00 A.M. (San Francisco time) on the second Business Day prior to the first day of such Interest Period, select; (ii) with respect to each Eurodollar Rate Loan comprising part of the same Borrowing, the period commencing on the Funding Date of such Eurodollar Rate Loan or the date of the Conversion of any Base Rate Loan or CD Rate Loan into such a Eurodollar Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period with respect to a Eurodollar Rate Loan shall be two weeks or one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 9:00 A.M. (San Francisco time) on the third Business Day prior to the first day of such Interest Period, select; and (iii) with respect to each Bid Loan comprising the same Borrowing, the period commencing on the Funding Date of such Bid Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period with respect to (a) an Absolute Rate Bid Loan shall be at least seven (7) days and not more than one hundred and eighty-three (183) days and (b) a Eurodollar Rate Bid Loan shall be a one, two, three or six-month Interest Period, as the Borrower may, in accordance with the provisions of Section 2.2, select;

   provided that the foregoing provisions relating to Interest Periods are
   --------
   subject to the following:

             (i) the Borrower may not select any Interest Period which ends after the Maturity Date;

             (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that with respect to a Eurodollar Rate Loan or a Eurodollar
        --------
        Rate Bid Loan, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

             (iii) there shall be no more than ten (10) Interest Periods with respect to CD Rate Loans, Eurodollar Rate Loans and Bid Loans outstanding at any one time.

        "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

        "INVENTORY" means, for any Person as at any date of determination, all goods held by such Person for sale or to be furnished under contracts for services and all goods that have been so furnished, and all work in process and raw materials used or consumed in the business of such Person.

        "INVESTMENT", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person which did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment (for purposes of the limitations set forth in Section 6.2) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

        "INVITATION FOR COMPETITIVE BIDS" means a solicitation for Competitive Bids, substantially in the form of EXHIBIT VII annexed hereto.

        "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest, the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law and any sale or discount of accounts receivables, and any contingent or other agreement to provide any of the foregoing.

        "LOAN" or "LOANS" means one or more of the loans made by the Banks pursuant to Section 2.1 and/or Section 2.2 and refers to a Base Rate Loan, CD Rate Loan, a Eurodollar Rate Loan or a Bid Loan.

        "LOAN DOCUMENTS" means this Agreement and the Notes.

        "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of the Borrower to perform, or of the Banks to enforce, the Obligations.

        "MATURITY DATE" means the earlier of (i) September 4, 2003, or if such date is not a Business Day, the Business Day next succeeding such date, or if the Commitments are extended to a later date in accordance with the provisions of Section 2.4C, such later date and (ii) the date upon which the Commitments terminate in accordance with Section 2.4 or any other provision contained in this Agreement.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 3(37) of ERISA to which the Borrower or any of its ERISA Affiliates is contributing or ever has contributed or to which the Borrower or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

        "NON-HOSTILE ACQUISITION" means an acquisition (whether by purchase of capital stock or assets, merger or otherwise) which has been approved by resolutions of the Board of Directors of the Person being acquired or by similar action if the Person is not a corporation and as to which such approval has not been withdrawn.

        "NOTES" means one or more of the Bid Loan Notes or Committed Loan Notes or any combination thereof.

        "NOTICE OF BORROWING" means a notice substantially in the form of
   EXHIBIT I annexed hereto with respect to a proposed Borrowing.

        "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by the Borrower to the Agent pursuant to Section 2.8.

        "OBLIGATIONS" means all obligations of every nature from time to time by the Borrower to any Bank, the Agent, any Affiliate of any Bank or the Agent, or Person entitled to indemnification pursuant to Section 9.5 of this Agreement. The term includes, without limitation, all interest, charges, expenses, fees, Attorney Costs and any other sum chargeable to the Borrower under this Agreement or any of the other Loan Documents.

        "OFFICERS' CERTIFICATE" means a certificate executed on behalf of the Borrower, by (i) any of its Chief Executive Officer, its President or its Chief Financial Officer and (ii) any of its Treasurer, Controller or Assistant Treasurer, in each case acting in such capacity; provided that
                                                              --------
   every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (a) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (c) a statement as to whether, in the opinion of the signers, such condition has been complied with.

        "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

        "ORIGINAL AGREEMENT" means the First Amended and Restated Credit Agreement dated as of June 30, 1994, as amended, among the Borrower, the lenders party thereto and BofA as agent thereunder.

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

        "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 or ERISA.

        "PERMITTED ACCOUNTS RECEIVABLE FINANCING FACILITY" means a facility involving the sale or discount of accounts receivable of the Borrower and its Subsidiaries that does not involve the creation of a Lien or negative pledge on any accounts receivable not so sold or discounted.

        "PERMITTED LIENS" means the following types and amounts of Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

               (i) Liens for taxes, assessments or governmental charges or claims not yet due and payable;

               (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by law incurred in any case in the ordinary course of business for amounts not yet delinquent or being contested in good faith;

               (iii) Liens, deposits, standby letters of credit, surety bonds, pledges, or pledges of assets (i) incurred, made or given as security for the performance of any contract, tender, statutory obligation, lease or other undertaking not directly or indirectly related to the borrowing of money or the securing of Indebtedness and incurred, made or given in the ordinary course of business, or (ii) with, or for the benefit of, any governmental agency, which Lien, deposit, standby letter of credit, surety bond pledge, or pledge of assets is required or permitted to qualify the Company to conduct business, maintain self-insurance, or to obtain the benefit of any law pertaining to workers' compensation, unemployment insurance, pensions, social security or similar matters;

               (iv) any attachment, Lien, deposit, pledge, or pledge of assets with any surety company or clerk of any court in connection with any litigation or other legal proceeding, or in escrow as collateral in connection with or in lieu of any bond on appeal from any judgment or decree against the Company or any Subsidiary in connection with any litigation or other legal proceeding, or in connection with other proceedings or actions at law or in equity by or against the Company or any Subsidiary, so long as any such attachment or Lien is effectively stayed while the underlying claims are being contested in good faith and by appropriate proceedings and with respect to which the Company or any such Subsidiary has established adequate reserves in accordance with GAAP;

               (v) Liens, easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property which are not incurred in connection with the incurrence of Indebtedness and which do not in the aggregate materially interfere with or impair the operation of such property for the purposes for which it is or may reasonably be expected to be used;

               (vi) Liens in existence on the Effective Date and listed in Schedule E and any extension, renewal or replacement of any such Lien provided that the principal amount of Indebtedness secured thereby immediately prior thereto is not increased and such Lien does not extend to or cover any other property of the Company or any Subsidiary;

               (vii) Liens on real estate, equipment, or other physical property used in the conduct of the Company's ordinary course of business, acquired after the Effective Date in the ordinary course of business, which Liens are created at the time of the acquisition of such property or within 270 days thereafter, to secure all or part of the Indebtedness incurred to purchase, finance or refinance the purchase price of such real estate, equipment, or other physical property encumbered by such Lien, provided that (i) the aggregate principal amount of Indebtedness secured by any such Lien in respect of any such real estate, equipment or other property does not exceed the fair market value of such real estate, equipment or other property, (ii) the aggregate unpaid principal amount of Indebtedness secured by Liens pursuant to this Subsection (vii) shall not at any time exceed 50% of the aggregate purchase price of all real estate, equipment and other physical property acquired by the Company or any Subsidiary after the Effective Date in the ordinary course of business and used in the conduct of the Company's ordinary course of business and (iii) no such Lien extends to or covers any other property of the Company or any Subsidiary;

               (viii) Liens on assets and property acquired by the Company or any Subsidiary after the Effective Date, provided that any such Lien existed at the time the respective assets and properties were acquired and was not created in anticipation thereof and does not extend to or cover any other assets or property of the Company or any Subsidiary;

               (ix) Liens on assets of the Company or any Subsidiary which assets are acquired in connection with, or result from the Company's or such Subsidiary's participation in, any project or development of the Company or such Subsidiary in order to secure the financing of such assets or such project on a basis that is non-recourse to the Company or such Subsidiary; provided that (i) such Liens shall be
                                      --------
          confined solely to such assets as are so acquired by the Company or such Subsidiary and (ii) the principal amount of indebtedness secured by such Liens shall not exceed the cost of acquisition, lease or development of such assets; and

               (x) banker's liens and rights of offset in the holders of Indebtedness of the Company or any Subsidiary or monies deposited by the Company or any Subsidiary with such holders of Indebtedness in the ordinary course of business of the Company or any such Subsidiary.

        "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

        "POTENTIAL EVENT OF DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or waived within any applicable grace or cure period, if any.

        "PRINCIPAL SUBSIDIARY" means, as of any date of determination, a Subsidiary of the Borrower owning assets comprising at least 15% of the Consolidated Net Worth of the Borrower.

        "PRO RATA SHARE" means, with respect to the Commitment of each Bank, or, if such Commitment has terminated, the Loans or participations held by such Bank with respect to such Commitment, the percentage designated as such Bank's Pro Rata Share under the name of such Bank on the applicable signature page of this Agreement with respect to such Commitment, in each case as such percentage may be adjusted as a result of assignments permitted under Section 9.7.

        "REFERENCE BANKS" means BofA, The First National Bank of Chicago and Wells Fargo Bank, N.A.

        "REGISTER" has the meaning specified in Section 9.7C.

        "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, unlawful disposal, discharge, other dispersal or leaching of any Hazardous Materials into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials) or into or out of any property owned, used or operated by the Borrower or any of its Subsidiaries, including the movement of any Hazardous Materials through or in the air, soil, surface water, groundwater or property.

        "REMEDIAL ACTION" means all actions required to (i) clean up, remove, treat or in any other way address Hazardous Materials in the environment;
   (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so they do not endanger or threaten to endanger public health or welfare or the environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

        "REQUISITE BANKS" means at least two Banks holding at any time fifty-one percent (51%) or more of the Commitments, or, if the Commitments have been terminated, of the then aggregate unpaid principal amount of the Loans.

        "SEC" means the Securities and Exchange Commission, and any successor thereto.

        "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

        "SUBSIDIARY", with respect to any Person, means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

        "TOTAL CAPITALIZATION" means the sum of Consolidated Funded Indebtedness and Consolidated Net Worth.

        "TYPE" has the meaning specified in Section 2.1B(ii).

     1.2  COMPUTATION OF TIME PERIODS
          ---------------------------

     In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise specifically provided, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     1.3  ACCOUNTING TERMS
          ----------------

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP. In the event that there are any changes in GAAP from the date hereof and such changes result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Agent shall enter into negotiations in order to amend such provisions of this Agreement as are necessary to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made.

     1.4  OTHER DEFINITIONAL PROVISIONS
          -----------------------------

     References to "Sections" and "Section" shall be to Sections and a Section, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

        SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS AND COMMITTED LOANS

     2.1  COMMITTED LOANS
          ---------------

     A. COMMITMENTS. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Committed Loans to the Borrower from time to time on any Business Day during the period from the Effective Date until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on the signature pages hereof, or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register maintained by the Agent, as such amount may be reduced or rendered unavailable pursuant to Section 2.2B(ix) or 2.4 or any other provision contained in this Agreement (such Bank's "Commitment"). The aggregate original amount of the Commitments is seventy-five million dollars ($75,000,000). Each Committed Borrowing of CD Rate Loans and Eurodollar Rate Loans shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Committed Borrowing of Base Rate Loans shall be in an aggregate amount of not less than $250,000. Each Committed Borrowing shall be made by the Banks proportionately to their Pro Rata Shares of the available Commitments. At no time shall the sum of (x) the outstanding aggregate principal amount of all Committed Loans made by all Banks plus (y) the
                                                                    ----
outstanding aggregate principal amount of all Bid Loans made by all Banks exceed the aggregate Commitments then in effect. Within the limits of each Bank's Commitment, the Borrower may from time to time, borrow, repay and reborrow under this Section 2.1A. The Banks' Commitments shall expire on the Maturity Date and all Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than that date.

     B. NOTICE OF BORROWING. Each Borrowing of Committed Loans shall be made on irrevocable notice, given not later than 9:00 A.M. (San Francisco time), (i) in the case of Base Rate Loans, on the Business Day of such proposed Borrowing,
(ii) in the case of CD Rate Loans, on the second Business Day prior to the date of the proposed Borrowing, and (iii) in the case of Eurodollar Rate Loans, on the third Business Day prior to the date of the proposed Borrowing, by the Borrower to the Agent, which shall give to each Bank prompt notice thereof by telecopy, telex or cable. Each such Notice of Borrowing shall be by telecopy, telex or cable, confirmed immediately in writing, in substantially the form of
EXHIBIT I annexed hereto, specifying therein (i) the requested Funding Date (which shall be a Business Day), (ii) whether such Borrowing is to consist of Base Rate Loans, CD Rate Loans or Eurodollar Rate Loans (each a "Type" of Loan),
(iii) in the case of CD Rate Loans or Eurodollar Rate Loans, the requested Interest Period therefor, and (iv) the requested aggregate amount of such Borrowing. In addition, a Notice of Borrowing with respect to a Committed Loan shall certify that the amount of the proposed Borrowing when added to the aggregate principal amount of outstanding Committed Loans and Bid Loans immediately prior to such Borrowing will not exceed the Commitments then in effect. Each Bank shall, before 10:00 A.M. (San Francisco time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent, such Bank's Pro Rata Share of such Borrowing by depositing same day funds in the Agent's Account No. 12330-15415, re: CalMat Co., Attention:
Agency Administrative Services #5596, maintained at BofA, Agency Management, ABA No. 1210-0035-8-BKAMER-SF or in such other account as the Agent may from time to time specify in writing to the Banks. Upon fulfillment of the applicable conditions set forth in Section 3, the Agent will make the proceeds of the

Committed Loans received by it available to the Borrower, solely by promptly crediting the Borrower's account maintained at such office of the Agent.

     With respect to any Committed Borrowing, in lieu of delivering the above described Notice of Borrowing, the Borrower may give the Agent telephonic notice (followed immediately by telecopy delivery to the Agent of a Notice of Borrowing) by the required time of any notice of proposed Borrowing under this
Section 2.1B. Neither the Agent nor any Bank shall incur any liability to the Borrower or any other Bank in acting upon any telephonic notice referred to above (or with respect to any other Borrowing hereunder) which the Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section 2.1B and in making any Loans in accordance with this Agreement pursuant to any telephonic notice.

     C. INDEMNIFICATION. Each Notice of Borrowing (or telephonic notice in lieu thereof) shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Bank against any monetary loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Committed Borrowing the applicable conditions set forth in Section 3, including, without limitation, any loss (including loss of anticipated profits which loss shall be limited to the present value of the difference between the interest rate payable on the applicable Loan for the remainder of the applicable Interest Period and the rate at which the Bank could redeploy its funds for the remainder of the applicable Interest Period), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Committed Loan to be made by such Bank as a part of such Borrowing when such Loan, as a result of such failure, is not made on such date; provided, however,
                                                             --------  -------
that such indemnification shall not include any obligation with respect to consequential damages.

     D. FAILURE TO FUND. Unless the Agent shall have received notice from a Bank prior to the date of any such Committed Borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Share of such Borrowing, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Borrowing in accordance with Section 2.1B and the Agent may, but shall not be required to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that a Bank not providing such notice shall not have so made its Pro Rata Share of such Borrowing available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement. Any Bank failing to fund a Loan when it is required to do so hereunder shall indemnify the Borrower against any monetary loss, cost or expense incurred by the Borrower as a result thereof; provided, however, that such indemnification shall not include any obligation
--------  -------
with respect to consequential damages.

     The failure of any Bank to make the Loan to be made by it as part of any Committed Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Committed

Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Committed Borrowing.

     2.2  BID LOANS.
          ---------

     A.   BID LOAN BORROWINGS.  In addition to Committed Borrowings pursuant to
Section 2.1, each Bank severally agrees that the Borrower may, as set forth in
Section 2.2B, from time to time request the Banks during the period from the Effective Date until the Maturity Date to submit offers to make Bid Loans to the Borrower; provided, however, that the Banks may, but shall have no obligation
          --------  -------
to, submit such offers and the Borrower may, but shall have no obligation to, accept any such offers; and provided further that (a) at no time shall the
                            -------- -------
outstanding aggregate principal amount of all Bid Loans made by all Banks, plus
                                                                           ----
the outstanding aggregate principal amount of all Committed Loans made by all Banks exceed the aggregate Commitments then in effect; (b) at no time shall the number of different Interest Periods for Bid Loans then outstanding plus the
                                                                    ----
number of different Interest Periods for Committed Loans then outstanding exceed ten (10); and (c) at no time shall the outstanding aggregate principal amount of all Bid Loans made by all Banks exceed the aggregate Commitments then in effect. At the discretion of the Borrower, any Bid Loan auction may be either an Agent Auction conducted in accordance with the terms set forth below for an Agent Auction, or a Borrower Auction conducted in accordance with the terms set forth below for a Borrower Auction.

     B.   PROCEDURE FOR BID BORROWINGS.

     (i) AGENT AUCTIONS. (a) When the Borrower wishes to request the Banks to submit offers to make Bid Loans pursuant to an Agent Auction hereunder, it shall transmit to the Agent by telephone call, followed promptly by facsimile transmission, a notice in substantially the form of EXHIBIT VI (a "Competitive Bid Request") so as to be received no later than 9:00 A.M. (San Francisco time)
(x) four (4) Business Days prior to the date of a proposed Bid Borrowing in the case of a Eurodollar Rate Auction, (y) one (1) Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction or (z) on the date of a Bid Borrowing proposed to be made on the Effective Date in the case of an Absolute Rate Auction, specifying:

     (A)  the date of such Borrowing, which shall be a Business Day;

     (B) the aggregate amount of such Borrowing, which shall be a minimum amount of $2,000,000 or in multiples of $1,000,000 in excess thereof;

     (C) whether the Competitive Bids requested are to be for Eurodollar Rate Bid Loans or Absolute Rate Bid Loans; and

     (D) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Subject to Section 2.2A(c), the Borrower may not request Competitive Bids for more than three (3) Interest Periods in a single Competitive Bid Request and may not request Competitive Bids in Agent Auctions and Borrower Auctions together more than three (3) times in any business week or more than ten (10) times in any calendar month. To compensate the Agent for its services in managing an Agent Auction relating to the prospective Bid Loans requested by such Competitive Bid

Request, the Borrower shall pay to the Agent for its account in connection with each Agent Auction, a bid fee of $150.00 for each Bank submitting a Competitive Bid. In connection with each Agent Auction, the Borrower shall pay a nonrefundable minimum bid fee of $300.00 together with the submission of each Competitive Bid Request. If more than two Banks submit a Competitive Bid, the Borrower shall pay the remainder of such bid fee for such Competitive Bid Request on the Business Day following the submission of Competitive Bids in response thereto. The bid fee shall be nonrefundable and payable whether or not any of such Competitive Bids is accepted.

              (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Banks by telex or facsimile transmission an Invitation for Competitive Bids substantially in the form of EXHIBIT VII, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bids offering to make Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.2.

     (ii) BORROWER AUCTIONS. When the Borrower wishes to request the Banks to submit offers to make Bid Loans pursuant to a Borrower Auction hereunder, it shall transmit to each Bank and the Agent by telephone call, followed promptly by facsimile transmission (with a copy to the Agent), an Invitation for Competitive Bids substantially in the form of EXHIBIT VII so as to be received no later than 9:00 A.M. (San Francisco time) (x) four (4) Business Days prior to the date of a proposed Bid Borrowing in the case of a Eurodollar Rate Auction, or (y) one (1) Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

           (a) the date of such Borrowing, which shall be a Business Day;

           (b) the aggregate amount of such Borrowing, which shall be a minimum amount of $2,000,000 or in multiples of $1,000,000 in excess thereof;

           (c) whether the Competitive Bids requested are to be for Eurodollar Rate Bid Loans or Absolute Rate Bid Loans; and

           (d) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          Subject to Section 2.2A(c), the Borrower may not request Competitive Bids for more than three (3) Interest Periods in a single Invitation for Competitive Bids and may not request Competitive Bids in Agent Auctions and Borrower Auctions together more than three (3) times in any business week or more than ten (10) times in any calendar month.

     (iii) (a) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.2B(iii) and must be submitted (A) to the Agent, in the case of an Agent Auction, or (B) to the Borrower in the case of a Borrower Auction, in each case by telex or facsimile transmission at the office for notices set forth on the signature pages hereto not later than (A) 7:00 A.M. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurodollar Rate Auction or (B) 7:00 A.M. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that, in
                                                            --------
the case of an Agent Auction, Competitive Bids submitted by BofA (or any Affiliate of BofA) in the capacity of a Bank may be submitted, and may only be submitted, if BofA or such Affiliate notifies the Agent of the terms of the offer or offers contained therein not later than (A) 6:45 A.M. (San Francisco time) three (3) Business Days prior to the proposed date of Borrowing, in the case of a Eurodollar Rate Auction or (B) 6:45 A.M. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

              (b) Each Competitive Bid shall be in substantially the form of
        EXHIBIT VIII specifying therein:

                  (A)  the proposed date of Borrowing;

                  (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $2,000,000 or in multiplies of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; and the maximum aggregate principal amount of all Bid Loans for which such Competitive Bid is being made;

                  (C) in case the Borrower elects a Eurodollar Rate Auction, the margin above or below the Eurodollar Rate (the "Eurodollar Rate Bid Margin") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/100th of 1%) to be added to or subtracted from the applicable Eurodollar Rate Bid Loan and the Interest Period applicable thereto;

                  (D) in case the Borrower elects an Absolute Rate Auction, the rate of interest per annum (rounded to the nearest 1/100th of 1%) (the "Absolute Rate") offered for each such Bid Loan; and

                  (E)  the identity of the quoting Bank.

                  A Competitive Bid may contain up to three (3) separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids

             (c)  Any Competitive Bid shall be disregarded if it:

                  (A) is not substantially in conformity with EXHIBIT VIII or does not specify all of the information required by Section 2.2B(iii)(b);

                  (B)  contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                  (D)  arrives after the time set forth in Section 2.2B(iii)(a).

          (iv) In the case of an Agent Auction, promptly on receipt and not later than 7:30 A.M. (San Francisco time) three (3) Business Days prior to the proposed date of Borrowing in the case of a Eurodollar Rate Auction, or 7:30 A.M. (San Francisco time) on the proposed date of Borrowing in the case of an Absolute Rate Auction, the Agent will notify the Borrower of the terms (a) of any Competitive Bid submitted by a Bank that is in accordance with Section 2.2B(iii), and (b) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in this Section 2.2B(iii)(a). The Agent's notice to the Borrower in an Agent Auction shall specify (A) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (B) the respective principal amounts and Eurodollar Rate Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Section 3.2 hereof and the provisions of this Section 2.2B(iv), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Borrower.

              (v) Not later than 9:00 A.M. (San Francisco time) three (3) Business Days prior to the proposed date of Borrowing in the case of a Eurodollar Rate Auction, or 8:00 A.M. (San Francisco time) on the proposed date of Borrowing in the case of an Absolute Rate Auction, the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.2B(iv). The Borrower shall be under no obligation to accept any offer and may choose to reject all offers. Any offers not accepted by the Borrower by such times shall be deemed rejected. In the case of acceptance, the Borrower shall submit to the Agent a Notice of Borrowing which shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:
                                        --------

                    (a) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                    (b) the principal amount of each Bid Borrowing must be $2,000,000 or any integral multiple of $1,000,000 in excess thereof;

                    (c) acceptance of offers may only be made on the basis of ascending Eurodollar Rate Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                    (d) the Borrower may not accept any offer other than as is described in Section 2.2B(iii)(c) or that otherwise fails to comply with the requirements of this Agreement.

        Each Notice of Borrowing with respect to a Bid Loan shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Bid Borrowing the applicable conditions set forth in Section 3, including, without limitation, any loss (including loss of anticipated profits which loss shall be limited to the present value of the difference between the interest rate payable on the applicable

     Loan for the remainder of the applicable Interest Period and the rate at which the Bank could redeploy its funds for the remainder of the applicable Interest Period), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Bid Loan to be made by such Bank as a part of such Borrowing when such Loan, as a result of such failure, is not made on such date; provided,
                                                                  --------
     however, that such indemnification shall not include any obligation with
     -------
     respect to consequential damages. Any Bank failing to fund a Bid Loan when it is required to do so hereunder shall indemnify the Borrower against any monetary loss, cost or expense incurred by the Borrower as a result thereof; provided, however, that such indemnification shall not include any
              --------  -------
     obligation with respect to consequential damages.

              (vi) If offers are made by two or more Banks with the same Eurodollar Rate Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent, in the case of an Agent Auction, or the Borrower, in the case of a Borrower Auction, among such Banks as nearly as possible (in such multiples, not less than $500,000, as the Agent, in the case of an Agent Auction, or the Borrower, in the case of a Borrower Auction, may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent, in the case of an Agent Auction, or the Borrower, in the case of a Borrower Auction, of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

              (vii) (a) The Agent, in the case of an Agent Auction, or the Borrower, in the case of a Borrower Auction, will promptly, but in no case later than 8:30 A.M. (San Francisco time), notify each Bank having submitted
                                       ====
   a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                    (b) In the case of an Agent Auction, each Bank, which has
              received notice pursuant to Section 2.2B(vii)(a) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Agent for the account of the Borrower by 10:00 A.M. (San Francisco time), on such date of Bid Borrowing, by depositing same day funds in the Agent's Account No. 12330-15415, re: CalMat Co., Attention: Agency Administrative Services #5596, maintained at BofA, ABA No. 1210-0035-8-BKAMER-SF or in such other account as the Agent may from time to time specify in writing to the Banks.

                    (c) In the case of a Borrower Auction, each Bank, which has received notice pursuant to Section 2.2B(vii)(a) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Borrower by 10:00 A.M. (San Francisco time), on such date of Bid Borrowing, by depositing same day funds in the account designated by Borrower in its notice of acceptance.

                    (d) Promptly following each Bid Borrowing, the Agent shall notify each Bank and the Borrower, in the case of an Agent Auction, or the Borrower shall notify the Agent and each Bank, in the case of a Borrower Auction, of the ranges of Competitive Bids submitted and the highest and lowest Competitive Bids accepted for each Interest Period requested by the Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

                    (e) From time to time, the Borrower and the Banks shall
              promptly furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including, without limitation, the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Borrower for payment of all amounts owing hereunder.

          (viii) If, on or prior to the proposed date and time of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Section 3.1 and Section 3.2 hereof are satisfied, the Bank or Banks whose offers the Borrower has accepted will fund each Bid Loan so accepted. Nothing in this
     Section 2.2 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Borrower to request and accept credit facilities from any Person (including any of the Banks), provided that no Potential Event of Default or Event of Default would
     --------
     otherwise arise or exist as a result of the Borrower executing, delivering or performing under such credit facilities.

          (ix)      Each outstanding Bid Loan shall reduce pro tanto the
                                                           --- -----
     availability of the aggregate Commitments, and shall reduce the availability of each Bank's (including the Bid Loan Bank's) Commitment on a pro rata basis.

     2.3  FEES
          ----

     A.   FACILITY FEE.  The Borrower agrees to pay to the Agent for the ratable
          ------------
benefit of the Banks a facility fee on the actual daily Commitments (regardless of usage) from the Effective Date to but not including the Maturity Date in an amount equal to the Applicable Amount for the Facility Fee. Such facility fee shall be payable on the first Business Day of each fiscal quarter of the Borrower in arrears for the immediately preceding fiscal quarter of the Borrower (or portion thereof), and on the Maturity Date.

     B.   ARRANGER, AGENT'S FEES.  The Borrower agrees to pay to the Arranger
          ----------------------
and the Agent, for their own respective accounts, such fees as may be agreed upon in the amounts and at the times agreed upon.

     2.4  REDUCTIONS OF COMMITMENTS; EXTENSION OF COMMITMENTS
          ---------------------------------------------------

     A.   VOLUNTARY REDUCTIONS OF COMMITMENTS.  The Borrower shall have the
          -----------------------------------
right, at any time and from time to time, to terminate in whole or permanently reduce ratably in part, without premium or penalty, the unused portions of the Commitments, by giving not less than three (3) Business Days' prior written notice to the Agent or telephonic notice, followed immediately by telecopied delivery and promptly confirmed in writing, delivered by mail, designating that the Commitments are to be reduced, the date (which shall be a Business Day) of any such termination or reduction and the amount of any partial reduction. Such termination or partial reduction of the Commitments shall be effective on the date specified in such notice and shall reduce the respective Commitment of each Bank proportionately to its Pro Rata Share. Any such partial reduction of the

Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

     B.  MATURITY DATE.  The Commitments shall be reduced to zero on the
         -------------
Maturity Date.

     C.  EXTENSION OF COMMITMENTS.  On or before the date that is sixty (60)
         ------------------------
days prior to the first anniversary of the Effective Date and on or prior to the date that is sixty (60) days prior to each subsequent anniversary of the Effective Date, the Borrower may request that the Banks extend the availability of the Commitments for a one (1) year period. The Agent shall promptly notify the Banks of such a request. On or before any such anniversary of the Effective Date, as applicable, the Banks shall have the right, in their sole discretion, to consent to the extension of the Commitments on terms and conditions satisfactory to the Banks or to reject such extension request. If any Bank rejects the extension of the Commitments, the Commitments shall terminate on the then scheduled Maturity Date and all Loans shall be repaid in accordance with the terms of this Agreement. If the Agent has not responded in writing to the Borrower by the respective anniversary of the Effective Date, as applicable, the Banks shall be deemed to have rejected the extension of the Commitments.

     If the Banks consent to the extension of the Commitments for a one-year period, the Maturity Date shall be automatically extended by such one-year period without any further action by the Borrower, the Agent or the Banks and the Borrower shall execute such documents, agreements and instruments, and perform such acts as the Agent may request, to effect such extension.

     2.5  OPTIONAL PREPAYMENTS AND MANDATORY PAYMENTS AND PREPAYMENTS
          -----------------------------------------------------------

     A.  OPTIONAL PREPAYMENTS.  The Borrower may, upon notice to the Agent
         --------------------
stating the Type of the Loans to be prepaid and the Borrowing of which such Loans were a part, and the proposed date and aggregate principal amount of the prepayment (provided that such notice shall be given not later than 9:00 A.M.
            --------
(San Francisco time) (i) on the proposed date of such prepayment in the case of Base Rate Loans, and (ii) at least five (5) Business Days prior to the proposed date of such prepayment in the case of CD Rate Loans and Eurodollar Rate Loans, and if such notice is given, the Borrower shall, prepay without premium or penalty the outstanding principal amounts of the Loans of the Type specified comprising part of the same Borrowing in whole or ratably in part; provided that
                                                                   --------
any voluntary prepayment of any CD Rate Loans or Eurodollar Rate Loans shall be made on, and only on, the last day of an Interest Period for such Loans; provided, further, that no Bid Loans may be prepaid without the express written
--------  -------
consent of the applicable Bid Loan Bank, with a copy of such consent provided to the Agent, and provided, further, that each partial prepayment of CD Rate Loans
               --------  -------
or Eurodollar Loans shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and each partial prepayment of Base Rate Loans shall be in an aggregate principal amount not less than $250,000 or multiples thereof. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice and, in the case of any prepayment of CD Rate Loans or Eurodollar Rate Loans, all interest accrued thereon through the date of prepayment, shall become due and payable on the prepayment date.

     B.   MANDATORY PAYMENTS AND PREPAYMENTS.

          (I) Repayment of Loans. The Borrower shall repay to the Agent the principal amount of each Committed Loan owing to each Bank for the account of each Bank and all other amounts owing hereunder with respect to the Commitments on the Maturity Date for the account of each Bank. The Borrower shall repay to the Agent for the account of each Bid Loan Bank (in the case of a Bid Loan made through an Agent Auction) or to the Bid Loan Bank (in the case of a Bid Loan made through a Borrower Auction) the principal amount of each Bid Loan on the last day of the Interest Period applicable thereto.

          (II) PREPAYMENT OF LOANS When Loans Exceed Commitments. If at any time the aggregate principal amount of the Loans outstanding exceeds the aggregate Commitments then in effect, the Borrower shall, if notified (by telephone, writing or otherwise) of such excess by 10:00 A.M. (San Francisco time) on any day, prepay the Loans on the date of such notification in an amount equal to the applicable excess and, if notified (by telephone, writing or otherwise) of such excess later than 10:00 A.M. (San Francisco time) on any day, prepay the Loans on the first Business Day immediately succeeding the date of such notification in an amount equal to the applicable excess.

          C.   APPLICATION OF PREPAYMENTS.
               --------------------------

          (I)  APPLICATION BY TYPE OF LOAN.  Any mandatory prepayment shall be
               ---------------------------
     applied (a) first, pro rata to Base Rate Loans to the full extent thereof,
     (b) second, pro rata to CD Rate Loans and Eurodollar Rate Loans to the full extent thereof and (c) third, pro rata to outstanding Bid Loans.

          (II) APPLICATION TO PRINCIPAL AND INTEREST OF LOANS.  All prepayments
               ----------------------------------------------
     of CD Rate Loans and Eurodollar Rate Loans shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

     2.6  INTEREST
          --------

     The Borrower shall pay interest on the unpaid principal amount of each Loan (including any Bid Loan) made by each Bank from the date each such Loan is funded until such principal amount shall be paid in full, at the applicable rate set forth below:

          A.   BASE RATE LOANS.  Subject to the provisions of Section 2.6E,
               ---------------
     during such periods as such Loan is a Base Rate Loan, at a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears on the first Business Day of each fiscal quarter of the Borrower for the immediately preceding fiscal quarter of the Borrower during such periods and on the Maturity Date.

          B.   CD RATE LOANS.  Subject to the provisions of Section 2.6E, during
               -------------
     such periods as such Loan is a CD Rate Loan, at a rate per annum equal at all times during each Interest Period for such Loan to the Adjusted CD Rate for such Interest Period plus the Applicable Amount for the Adjusted CD
                              ----
     Rate, payable in arrears on the last day of such Interest Period and, in the case of each Interest Period of 180 days, on each 90-day anniversary of the commencement of such Interest Period, and on each date such Loan shall be paid or due and payable in full or in part (with respect to the portion paid in part).

          C.  EURODOLLAR RATE LOANS.  Subject to the provisions of Section 2.6E,
              ---------------------
     during such periods as such Loan is a Eurodollar Rate Loan, at a rate per annum equal at all times during each Interest Period for such Loan to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable
                                                       ----
     Amount for the Adjusted Eurodollar Rate, payable in arrears on the last day of such Interest Period and, in the case of each Interest Period of six months, on each three-month anniversary of the commencement of such Interest Period, and on each date such Loan shall be paid or due and payable in full or in part (with respect to the portion paid in part).

          D.  BID LOANS.  Subject to the provisions of Section 2.6E, for Bid
              ---------
     Loans, at a rate per annum equal at all times to that offered by the applicable Bid Loan Bank and accepted by the Borrower pursuant to Section 2.2, payable in arrears in accordance with the terms of such Bid Loan.

          E.  DEFAULT RATE.  After the occurrence and during the continuation of
              ------------
     any Event of Default, to the extent permitted by applicable law, the Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2.00% per annum above the rate of interest otherwise payable under this Agreement; provided, that upon the cure or waiver of such Event of
                     --------
     Default, the applicable interest rate shall revert to the rate otherwise payable under this Agreement.

        If an Event of Default or Potential Event of Default occurs and is continuing, none of the Loans made pursuant to Sections 2.1 or 2.2 shall, at the direction of the Requisite Banks, constitute a CD Rate Loan, Eurodollar Rate Loan or Bid Loan (or shall bear interest at the rate provided in Section 2.2B, 2.6B, 2.6C or 2.6D). With respect to an outstanding CD Rate Loan, Eurodollar Rate Loan or Bid Loan, at the end of the Interest Period in effect at the time of any Event of Default, such Loan shall constitute a Base Rate Loan and shall bear interest at a rate which is 2.00% per annum above the rate otherwise payable on Base Rate Loans.

     2.7  INTEREST RATE DETERMINATION AND PROTECTION
          ------------------------------------------

     A. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for Committed Loans for purposes of Section 2.6; provided, that any failure to do so shall not relieve
                         --------
the Borrower of any liability hereunder. Any change in the interest rate on a Loan resulting from a change in the Eurodollar Rate Reserve Percentage, CD Rate Reserve Percentage, CD Assessment Rate or Base Rate shall become effective as of the opening of business on the day on which such change in the Eurodollar Rate Reserve Percentage, CD Rate Reserve Percentage, CD Assessment Rate or Base Rate becomes effective.

     B. If, with respect to any CD Rate Loans or Eurodollar Rate Loans, any Bank notifies (and provides a certificate in reasonable detail as to the reasons and amounts relating thereto) the Agent that, as a result of circumstances affecting the domestic certificate of deposit market or the Eurodollar markets, as the case may be, the Adjusted CD Rate or the Adjusted Eurodollar Rate for any Interest Period for such Loans will not adequately reflect the cost to such Bank of making, funding or maintaining its CD Rate Loans or Eurodollar Rate Loans for such Interest Period, the Agent shall forthwith so notify the Borrower and the Banks, whereupon:

          (i) the Borrower shall from time to time, upon demand of such Bank, pay to the Agent for the account of such Bank all amounts payable under
   Section 2.10A and 2.10B,

          (ii) each such Loan by such Bank will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan (or, if such Loan is then a Base Rate Loan, will continue as a Base Rate Loan), and

          (iii) the obligations of such Bank to make, or to Convert Loans into, CD Rate Loans or Eurodollar Rate Loans, as the case may be, shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension by such Bank no longer exist (and such Bank shall make all of its Loans as Base Rate Loans notwithstanding any election by the Borrower to have the Banks make, or to Convert any Loans into, CD Rate Loans or Eurodollar Rate Loans, as the case may be).

     C. If the Borrower shall fail timely to select the duration of any Interest Period for any CD Rate Loan or Eurodollar Rate Loan in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Agent will forthwith so notify the Borrower and the Banks and such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

     2.8  ILLEGALITY AND EURODOLLAR RATE LOANS  Notwithstanding any other
          ------------------------------------
provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans hereunder (any such introduction, change or assertion being an "Event of Illegality"), then, on notice thereof (which notice shall specify the basis therefor) and demand therefor by such Bank to the Borrower through the Agent,
(i) the obligation of such Bank to make Eurodollar Rate Loans and to Convert Base Rate Loans or CD Rate Loans into Eurodollar Rate Loans shall terminate (and such Bank shall make all of its Loans as Base Rate Loans or CD Rate Loans notwithstanding any election by the Borrower to have the Banks make, or to Convert any Loans into, Eurodollar Rate Loans) and (ii) the Borrower shall within five Business Days of such notice and demand, Convert all Eurodollar Rate Loans of such Bank then outstanding into Base Rate Loans or CD Rate Loans in accordance with Section 2.9; provided that, before making any such demand, such
                             --------
Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Bank or its Eurodollar Lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and would not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank; provided, further, that if at any time after such Conversion no
              --------  -------
such Event of Illegality shall be continuing, such Bank shall promptly so notify the Agent and the Borrower, and the obligation of such Bank to make Eurodollar Rate Loans shall be reinstated; and provided, further, that neither the Agent
                                    --------  -------
nor such Bank shall have any liability for the manner or timeliness of such notice.

     2.9  VOLUNTARY CONVERSION OR CONTINUATION OF LOANS  The Borrower may,
          ---------------------------------------------
subject to the definition of the term Interest Period and the provisions of Sections 2.7 and 2.8, (i) Convert all or any portion of Loans (other than Bid Loans) of one Type into Loans (other than Bid Loans) of another Type and (ii) upon the expiration of any Interest Period applicable to a CD Rate Loan or Eurodollar Rate Loan, as the case may be, continue all or any portion of such Loan as a CD Rate Loan or Eurodollar Rate Loan, as the case may be; provided
                                                                    --------
that any such Conversion of any CD Rate Loan or Eurodollar Rate Loan into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such CD Rate Loan or Eurodollar Rate Loan, and any such Conversion of Loans into CD Rate Loans or Eurodollar Rate Loans, or continuation of CD Rate Loans or Eurodollar Rate Loans, as applicable, shall (a) be in an amount not less than the minimum amount specified in Section 2.1 for a Borrowing of the relevant Type and (b) not be made if an Event of Default or Potential Event of Default has occurred and is continuing.

     The Borrower shall deliver a Notice of Conversion/Continuation (executed by the Borrower) to the Agent no later than 9:00 A.M. (San Francisco time) (i) at least two (2) Business Days in advance of the proposed conversion/continuation date (in the case of a Conversion to, or a continuation of, a CD Rate Loan),
(ii) at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a Conversion to, or a continuation of, a Eurodollar Rate Loan) and (iii) on the Business Day of the proposed conversion/continuation date (in the case of a Conversion to a Base Rate Loan). A Notice of Conversion/Continuation shall certify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the Type and amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a Conversion to, or a continuation of, a CD Rate Loan or a Eurodollar Rate Loan, the requested Interest Period, and
(v) that no Potential Event of Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation. In lieu of delivering the above described Notice of Conversion/Continuation, the Borrower may give the Agent telephonic notice (immediately confirmed by telecopied delivery of the Notice of Conversion/Continuation) by the required time of any proposed conversion/continuation under this Section 2.9.

     Neither the Agent nor any Bank shall incur any liability to the Borrower or any other Bank in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section 2.9 and upon conversion/continuation by the Agent in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have effected the conversion/continuation of Loans hereunder.

     A Notice of Conversion/Continuation for Conversion to, or continuation of, a CD Rate Loan or a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after such notice is given and the Borrower shall be bound to Convert or continue in accordance therewith.

     After the occurrence of and during the continuance of a Potential Event of Default or Event of Default, the Borrower may not elect to have a Loan made or continued as, or Converted to, a CD Rate Loan or a Eurodollar Rate Loan, in each case after the expiration of any Interest Period then in effect for that Loan.

     2.10  INCREASED COSTS AND FUNDING LOSSES; SUBSTITUTION OF A BANK
           ----------------------------------------------------------

     A. If, due to either (i) the introduction of or any change after the date hereof (other than any change by way of imposition or increase of reserve requirements, in the case of CD Rate Loans, included in the CD Rate Reserve Percentage, or in the case of Eurodollar Rate Loans, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or
(ii) the compliance with any guideline or request issued or made after the date hereof from any central bank, or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining CD Rate Loans or Eurodollar Rate Loans under this Agreement, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost; provided, however, that the Borrower's obligation
                              --------  -------
to pay such Bank shall be limited to the increased cost that is reasonably allocable to this Agreement and attributable to the period commencing nine (9) months prior to the date such Bank gives notice to the Borrower of the event entitling such Bank to compensation. A certificate signed by an officer of such Bank specifying in reasonable detail the amount of such increased cost, the calculation thereof and the basis therefor submitted to the Borrower by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

     B. If any Bank determines that compliance with any law or regulation or with any guideline or request issued or made from any central bank or governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of, or with reference to, such Bank's Commitment to lend hereunder and other commitments of this type below the rate which such Bank or such other corporation could have achieved but for such compliance (taking into account the policies of such Bank or corporation with regard to capital) then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or other corporation for such reduction that are reasonably allocable to this Agreement. A certificate signed by an officer of such Bank specifying in reasonable detail the amounts, the calculation of such amounts and the basis therefor submitted to the Borrower by such Bank shall be conclusive and binding for all purposes, absent manifest error.

     C. The Borrower shall compensate each Bank, upon written request by that Bank, with a copy to the Agent, (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any loss or expense arising from interest or fees paid or payable by that Bank to lenders of funds borrowed by it to make or carry its CD Rate Loans or Eurodollar Rate Loans and any loss sustained by that Bank in connection with the re-employment of such funds), that such Bank may sustain: (i) if for any reason (other than a default or error by that Bank) a borrowing of any CD Rate Loan or Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.9, (ii) if any payment or prepayment (by acceleration of maturity, mandatory prepayments or otherwise) of any of its CD Rate Loans or Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, or (iii) if any payment or prepayment (by acceleration of maturity, mandatory prepayments or otherwise) of any of its CD Rate Loans or Eurodollar Rate

Loans is not made on any date specified in a notice of prepayment given by the Borrower. Such written determination of such amount by such Bank shall be conclusive and binding in all matters in the absence of manifest error.

     D. In the event the Borrower receives notice of demand or is otherwise required under the provisions of Section 2.10A to make payments in a material amount to any Bank, and the event giving rise to such payment continues for ninety (90) days, the Borrower may, within thirty (30) days after the end of the applicable ninety (90) day period and so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, elect to terminate such Bank as a party to this Agreement; provided that, concurrently
                                                  --------
with such termination the Borrower shall (i) pay that Bank all principal, interest and fees and other amounts (including amounts, if any, owed under this Section 2.10) owed to such Bank through such date of termination, (ii) have arranged for an Eligible Assignee satisfactory to the Agent to become a Bank for all purposes under this Agreement (whether by assignment or amendment) and to assume as of such date all obligations of the Bank to be terminated as of such date and (iii) all documents and supporting materials necessary to evidence the substitution of such Bank shall have been received by the Agent as of such date.

     2.11 TAXES
          -----

     A. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case
                                                        ---------
of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided that the Borrower shall not be
                                   --------
required pursuant to clause (i) above to increase the sum payable to any Bank or the Agent organized under the laws of a jurisdiction outside of the United States if such Bank or the Agent shall have failed to provide the forms or documents referred to in Section 2.11E; provided, further, that to the extent a
                                        --------  -------
Bank receives a refund of taxes in respect of which the Borrower has made a payment to such Bank pursuant to clause (i) above, such Bank will refund such payment to the Borrower.

     B. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

     C. The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date such Bank or the Agent (as the case may be) makes written demand therefor. Each Bank and the Agent agrees to reimburse the Borrower for amounts paid by the Borrower pursuant to this Section 2.11 to the extent that such Bank or the Agent actually recovers all or any portion of such amounts from the applicable taxing authority.

     D. Within sixty (60) days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of the payment thereof satisfactory to the Agent.

     E. Each Bank organized under the laws of a jurisdiction outside the United States shall provide, prior to the date of the initial Borrowing in the case of each Bank listed on the signature pages hereof, and on the date of the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank, the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder or other documents satisfactory to the Borrower and the Agent indicating that all payments to be made to such Bank hereunder are subject to such taxes at a rate reduced by an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

     2.12 PAYMENTS AND COMPUTATIONS
          -------------------------

     A. MANNER AND TIME OF PAYMENT. The Borrower shall make each payment hereunder irrespective of and without condition or deduction for any counterclaim, defense, recoupment or setoff in Dollars and in same day funds not later than 12:00 Noon (San Francisco time) on the date when due (i) in the case of payments of principal of, or interest on, each Bid Loan made through a Borrower Auction, to the applicable Bid Loan Bank, or (ii) for all other payments, by deposit of such funds to the Agent's Account No. 12330-15415, re:
CalMat Co., Attention: Agency Administrative Services #5596, maintained at BofA, Agency Management, ABA No. 1210-0035-8-BKAMER-SF, or at such other account as the Agent may from time to time designate by notice to the Borrower. Any payment which is received by the Agent or a Bid Loan Bank later than 12:00 Noon (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day. The Agent will promptly thereafter cause to be distributed like funds relating to Committed Loans ratably (other than amounts payable pursuant to Sections 2.10 or 2.11) to the Banks for the account of their respective Applicable Lending Offices, and the payment of any other amount payable to any Bank (other than with respect to Bid Loans) to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. In the case of each Bid Loan made through an Agent Auction, the Agent will cause an amount of same day funds equal to the amount of such payments of principal of, or interest on, each such Bid Loan on which the Borrower makes a payment to be available to the applicable Bid Loan Bank at the office of such Bank designated by such Bank. In the case of each Bid Loan made through a Borrower Auction, the applicable Bid Loan Bank shall notify the Borrower of the payment instructions relating to such Bid Loan promptly after the funding thereof, and the Borrower will make payments in same day funds equal to the amount of principal of, or interest on, on each such Bid Loan when due in accordance with such payment instructions. The Borrower may not prepay any Bid Loan without the consent of the Bank which made the Bid Loan. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.7D, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     B. COMPUTATIONS. All computations of interest and facility fees shall be made by the Agent, and all computations of interest pursuant to Section 2.10 shall be made by a Bank, on the basis of a year of (i) 365 or 366 days in the case of calculation of interest on Base Rate Loans and fees and (ii) 360 days in all other cases, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable; provided that if a Loan is repaid on the same day
                              --------
on which it is made, one day's interest shall be paid on that Loan. Each determination by the Agent (or, in the case of Section 2.7, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     C. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided that if such extension would cause payment of interest
                 --------
on or principal of Eurodollar Rate Loans or Eurodollar Rate Bid Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     2.13 SHARING OF PAYMENTS, ETC.
          -------------------------

     If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than payments on account of Bid Loans which are received on a date during which no Event of Default or Potential Event of Default has occurred and is continuing and other than payments pursuant to
Section 2.10 or 2.11) in excess of its ratable share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Loans owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter
      --------
recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 or any other provision of this Agreement may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right to set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

     2.14  USE OF PROCEEDS
           ---------------

     A. LOANS. The proceeds of the Loans made by the Banks shall be used for the general corporate purposes of the Borrower, including, without limitation, working capital purposes and capital expenditures, and for any Non-Hostile Acquisition. In addition, the proceeds of the first Loan made hereunder shall be used by the Borrower to prepay any indebtedness remaining outstanding under the Original Agreement.

     B. PROHIBITED USES. No portion of the proceeds of any Borrowing under this Agreement shall be used by the Borrower to finance acquisitions not approved by the Board of Directors of the entity to be acquired or in any manner which might cause the Borrowing or the application of such proceeds to violate Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.

     C. INELIGIBLE SECURITIES. The Borrower shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Affiliate of the Borrower. As used in this Section, "SECTION 20 SUBSIDIARY" means the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities; and "INELIGIBLE SECURITIES" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S)24, Seventh), as amended.

   SECTION 3.  CONDITIONS TO EFFECTIVENESS; CONDITIONS WITH RESPECT TO LOANS

     3.1  CONDITIONS TO EFFECTIVENESS
          ---------------------------

     This Agreement shall become effective only upon the satisfaction of the following conditions:

     A. DELIVERY OF THE BORROWER DOCUMENTS. On or before the Effective Date, the Borrower shall deliver the following to the Agent for the Banks with sufficient originally executed copies or certified copies for each Bank and its counsel each, unless otherwise noted, dated the Effective Date:

          (i) Certified copies of the Certificate of Incorporation of the Borrower, together with good standing certificates (including verification of tax status) and telegrams, if available, from the Secretary of State of Delaware, and good standing certificates (including verification of tax status) from each State in which the Borrower is required to be qualified to transact business as a foreign corporation, each to be dated a recent date prior to the Effective

     Date and, in the case of the Certificate of Incorporation, to be certified as of the Effective Date by the Borrower's corporate secretary or an assistant secretary;

          (ii) Copies of the Borrower's Bylaws certified by its corporate secretary or an assistant secretary;

          (iii) Resolutions of the Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and any other documents, instruments and certificates required to be executed by the Borrower in connection herewith or therewith, each certified by its corporate secretary or an assistant secretary;

          (iv) Signature and incumbency certificates of the Borrower's officers executing this Agreement and the other Loan Documents and any other documents, instruments and certificates required to be executed by the Borrower in connection herewith or therewith;

          (v) Executed copies of this Agreement, and the other Loan Documents, if any, to which the Borrower is a party; and

          (vi)   Such other documents as the Agent may reasonably request.

     B. FEES. On or before the Effective Date, the Borrower shall have paid to the Agent and Arranger the fees payable on or prior to the Effective Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and BofA).

     C. DELIVERY OF OPINION OF COUNSEL TO THE BORROWER. On the Effective Date, the Banks and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Paul Stanford, Esq., General Counsel of the Borrower, substantially in the form of EXHIBIT V annexed hereto.

     D. A certificate dated as of the Effective Date from an Authorized Officer certifying that (A) the representations and warranties contained in
Section 4 are true and correct; (B) no Potential Event of Default or Event of Default exists; and (C) since December 31, 1997, no Material Adverse Effect has occurred.

     E. PAYING BANKS UNDER ORIGINAL AGREEMENT. Concurrently with the funding of the initial Loans hereunder, the Borrower shall have terminated the commitments of, and shall have paid all amounts owing to, any lenders party to the Original Agreement.

     F. OTHER CORPORATE ACTIONS. On or before the Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Requisite Banks, and their counsel shall be reasonably satisfactory in form and substance to the Requisite Banks and such counsel, and the Requisite Banks and such counsel shall have received all such counterpart originals or certified copies of such documents as the Requisite Banks may reasonably request.

     G. OTHER DOCUMENTS. On or before the Effective Date, the Borrower shall have delivered to the Banks such other documents as the Banks may reasonably request.

     3.2  CONDITIONS TO ALL LOANS
          -----------------------

     The obligation of each Bank to make each Loan is subject to prior or concurrent fulfillment to such Bank's satisfactio of the following conditions precedent in addition to those set forth in Section 3.1:

     A. DELIVERY OF NOTICE. Prior to a Funding Date, the Agent shall have received, in accordance with the provisions of Section 2.1B, an originally executed Notice of Borrowing signed by an Authorized Officer of the Borrower. The giving of such Notice of Borrowing shall be deemed to be a representation by the Borrower that all of the conditions to Borrowing set forth in this Section
3.2 shall have been satisfied as of the date of such Notice of Borrowing.

     B.   OTHER REQUIREMENTS.

          (i) The representations and warranties of the Borrower contained herein shall be true, correct and complete in all material respects on and as of each Funding Date to the same extent as though made on and as of that date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the Borrowing contemplated by the applicable Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default; and

          (iii) The making of any Loan and the use of the proceeds thereof, shall not violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System, and the Agent shall on each Funding Date have received from the Borrower such documents and information as it may reasonably request relating to the satisfaction of such conditions.

                   SECTION 4.  REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Banks that the following statements are true, correct and complete.

     4.1  ORGANIZATION, POWERS, GOOD STANDING AND SUBSIDIARIES
          ----------------------------------------------------

     A. ORGANIZATION AND POWERS. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted. The Borrower has all requisite corporate power and authority to enter into this Agreement and each of the other Loan Documents and to carry out the transactions contemplated hereby.

     B. GOOD STANDING. Each of the Borrower and its Subsidiaries is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions where the failure to be in good standing has not and will not have a Material Adverse Effect.

     C. SUBSIDIARIES. All of the Subsidiaries of the Borrower as of the Effective Date are identified on SCHEDULE C annexed hereto. SCHEDULE C correctly sets forth as of the Effective Date the ownership interest of the Borrower in each of its Subsidiaries.

     4.2  AUTHORIZATION OF BORROWING, ETC.
          --------------------------------

     A. AUTHORIZATION. The execution, delivery and performance by the Borrower of this Agreement and each of the other Loan Documents are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     B. NO CONFLICT. The execution, delivery and performance by the Borrower of this Agreement and each of the other Loan Documents, the application of the proceeds of the Loans and the consummation of any other transactions contemplated by this Agreement and each of the other Loan Documents do not and will not (i) violate any provision of law applicable to the Borrower, the Certificate or Articles of Incorporation or Bylaws (or other charter documents) of, or any order, judgment or decree of any court or other agency of government binding on, the Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower, (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Borrower.

     C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Borrower of this Agreement and each of the other Loan Documents, and the application of the proceeds of the Loans and the consummation of any other transactions contemplated by this Agreement and each of the other Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any federal, state or other governmental authority or regulatory body or other Person.

     D. BINDING OBLIGATION. This Agreement and each of the other Loan Documents is the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

     4.3  FINANCIAL CONDITION
          -------------------

     The Borrower has heretofore delivered to the Agent and the Banks, at the Banks' request, a Consolidated balance sheet of the Borrower and its Subsidiaries for the Borrower's fiscal quarter ending December 31, 1997 and the related Consolidated statements of income, retained earnings and cash flows for such fiscal quarter. All such statements, and all future statements delivered pursuant to Section 5.1 will, present fairly the financial condition of the Borrower and its Subsidiaries as of the date indicated and the results of their operations for the fiscal quarter indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein). The

Borrower and its Subsidiaries have no material Contingent Obligation, contingent liability or liability for taxes, long term lease or unusual forward or long term commitments, which is not reflected in the foregoing financial statements or the notes thereto other than as has been incurred in the ordinary course of business since December 31, 1997.

     4.4  CHANGES, ETC.
          -------------

     Since December 31, 1997 there has been no change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

     4.5  LITIGATION; ADVERSE FACTS
          -------------------------

     There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Borrower) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries which is reasonably expected to result in a Material Adverse Effect, and there is no basis known to the Borrower for any such action, suit or proceeding. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which questions the validity or the enforceability of this Agreement or any of the other Loan Documents. None of the Borrower or any of its Subsidiaries is (i) in violation of any applicable law in a manner which has had or is reasonably expected to have a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, order, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in a manner which has had or is reasonably expected to have a Material Adverse Effect.

     4.6  PAYMENT OF TAX
          --------------

     All tax returns and reports of the Borrower and its Subsidiaries required to be filed by the Borrower and its Subsidiaries have been timely filed (after giving effect to any extensions for filing obtained), and all taxes, assessments, fees and other governmental charges upon the Borrower and its Subsidiaries and their properties, assets, income and franchises (if any) which are due and payable have been paid when due and payable, except (i) to the extent contemplated by the proviso in Section 5.3A hereof or (ii) to the extent that such taxes, assessments, fees and other governmental charges or the failure to pay the same would not have a Material Adverse Effect. The Borrower knows of no proposed tax assessment against the Borrower or any of its Subsidiaries that would be material to the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

     4.7  MATERIALLY ADVERSE AGREEMENTS; PERFORMANCE
          ------------------------------------------

     A. AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is a party to or subject to any material agreement or instrument or charter or other internal restriction materially adversely affecting the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

     B. PERFORMANCE. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     4.8  GOVERNMENTAL REGULATION
          -----------------------

     Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any United States federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed or to become contingently liable for the Indebtedness of another.

     4.9  SECURITIES ACTIVITIES
          ---------------------

     Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     4.10 EMPLOYEE BENEFIT PLANS
          ----------------------

     A. Each of the Borrower and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and has performed all of its obligations under each Employee Benefit Plan.

     B. No ERISA Event has occurred on or after January 1, 1996 or is reasonably expected to occur.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as described on SCHEDULE D annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower or any of its ERISA Affiliates.

     D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.

     4.11 PATENTS, TRADEMARKS AND LICENSES
          --------------------------------

     The Borrower possesses all of the licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct its business as heretofore conducted by it.

     4.12 TITLE TO PROPERTIES; LIENS
          --------------------------

     The Borrower and its Subsidiaries have good, sufficient and legal title to all of their properties and assets reflected in the Consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 1998 or in the most recent financial statements delivered pursuant to Section 5.1, except for assets acquired or disposed of since the date of such financial statements. All such properties and assets are free and clear of Liens, except as permitted under this Agreement.

     4.13 ENVIRONMENTAL PROTECTION    Except as disclosed on SCHEDULE F annexed
          ------------------------
hereto:

     A. The operations of the Borrower and its Subsidiaries comply in all material respects with all Hazardous Materials Laws, except where such noncompliance would not reasonably be expected to result in liability, together with any other Environmental Liabilities and Costs of Borrower and its Subsidiaries, in excess of $15,000,000 in the aggregate.

     B. The Borrower and its Subsidiaries have obtained all permits, licenses and approvals under all Hazardous Materials Laws necessary for their respective operations, and all such permits, licenses and approvals are in good standing and the Borrower and its Subsidiaries are in compliance with all material terms and conditions of such permits, licenses and approvals, except where the lack of such permits, licenses and approvals would not reasonably be expected to result in liability, together with any other Environmental Liabilities and Costs of Borrower and its Subsidiaries described in this Section 4.13, in excess of $15,000,000 in the aggregate.

     C. The Borrower and its Subsidiaries and all of their present property or operations, and to the best of the Borrower's knowledge without investigation, their past property or operations, are not subject to any outstanding written order from or agreement with any governmental authority or other Person or to any judicial or docketed administrative proceeding, respecting (i) any Hazardous Materials Laws, (ii) any Remedial Action or (iii) any material Environmental Liabilities and Costs, which order, agreement or proceeding would reasonably be expected to result in liability, together with any other Environmental Liabilities and Costs of Borrower and its Subsidiaries described in this Section 4.13, in excess of $15,000,000 in the aggregate.

     D. None of the Borrower or any of its Subsidiaries owns or operates an offsite hazardous waste treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et
                                                                            --
seq., related regulations or any other state equivalent.
---

     E. None of the Borrower or any of its Subsidiaries has filed or should have filed any notice required under any Hazardous Materials Laws reporting a Release into the environment which Release has, or would reasonably be expected to have, a Material Adverse Effect.

     F. There is not now on or in any property of the Borrower or any of its Subsidiaries to the best of the borrower's knowledge without investigation:

          (i)    any underground storage tanks or surface impoundments,

          (ii)   any Hazardous Materials, or

          (iii) any polychlorinated biphenyls (PCBs) used in electrical or other equipment owned or maintained by the Borrower or any of its Subsidiaries,

     the presence of which is reasonably expected to have a Material Adverse Effect.

     G. None of the Borrower or any of its Subsidiaries has received in the past three years (i) any notice or claim to the effect that it is or may be liable to any Person as a result of a Release or threatened Release which Release or threatened Release is reasonably expected to have a Material Adverse Effect, or (ii) any mandatory request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act or comparable State laws.

     H. To the best of the Borrower's knowledge without investigation, no material Environmental Lien (whether recorded or unrecorded) has attached to any real or personal property currently owned, used or operated by the Borrower or any of its Subsidiaries.

     4.14 LABOR MATTERS
          -------------

     There are no strikes or other labor disputes or grievances pending or, to the knowledge of the Borrower, threatened against the Borrower or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     4.15 DISCLOSURE
          ----------

     As of the Effective Date and as of any date thereafter on which representations and warranties are made, no representation or warranty of the Borrower contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished to the Agent, the Banks, or any of them, by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement and each of the other Loan Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts or guarantees and that actual results during the period or periods covered by any such projections may differ from the projected results.

                       SECTION 5.  AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, so long as any portion of the aggregate Commitments hereunder shall be in effect and until payment in full of all of the Loans, and all other amounts owing hereunder, unless Requisite Banks shall otherwise give prior written consent in accordance with Section 9.1 of this Agreement, the Borrower shall perform all covenants in this Section 5.

     5.1  FINANCIAL STATEMENTS AND OTHER REPORTS
          --------------------------------------

     The Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP applied on a consistent basis. The Borrower will deliver to the Agent and the Banks:

     (i) as soon as practicable and in any event within sixty (60) days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, a copy of the Borrower's Quarterly Report on Form 10-Q which includes the Consolidated balance sheet of the Borrower as at the end of such period and the related Consolidated statements of income and retained earnings of the Borrower for such fiscal quarter and the related statement of cash flow for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year;

     (ii) as soon as practicable and in any event within one hundred (100) days after the end of each fiscal year of the Borrower, a copy of the Borrower's Annual Report on Form 10-K and Annual Report to Stockholders which include (a) the Consolidated balance sheet of the Borrower as at the end of such fiscal year and the related Consolidated statements of income, retained earnings and cash flow of the Borrower for such fiscal year, setting forth in comparative form the corresponding figures from the audited financial statements from the previous Fiscal Year, and (b) in the case of such Consolidated financial statements, accompanied by a report thereon of an independent certified public accountant of recognized national standing selected by the Borrower, which report shall be unqualified as to going concern and scope of audit and shall state that such Consolidated financial statements present fairly the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards;

     (iii) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subsections (i) and (ii) above, a Compliance Certificate, substantially in the form of EXHIBIT IV annexed hereto and demonstrating in reasonable detail compliance by the Borrower at the end of such accounting periods with the restrictions contained in Sections 6.1 through 6.6, inclusive, and calculating the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio and, if not specified in the financial statements delivered pursuant to subdivision (i) or (ii) above, as the case may be, specifying the aggregate amount of interest paid or accrued by the Borrower and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Borrower and its Subsidiaries during such accounting period and, with respect to the Compliance Certificate delivered together with the financial statements pursuant to subsection (ii) above, which will confirm that the independent certified public accountants who have reported on the Borrower's Consolidated financial statements have reviewed the financial matters covered by the Compliance Certificate;

     (iv) promptly upon their becoming available, copies of (a) all reports, notices and proxy statements sent or made available generally by any of the Borrower and its Subsidiaries to their security holders, (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of the Borrower and its Subsidiaries with any securities exchange or with the SEC or any governmental orregulatory authority and (c) all press releases and other statements regarding management or financial matters made available generally by any of the Borrower and its Subsidiaries to the public concerning material developments in the business of the Borrower;

     (v) promptly upon any officer of the Borrower obtaining knowledge (a) that a condition or event has occurred and is continuing that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Bank or the Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.4, or (c) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, an Officers' Certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

     (vi) promptly upon any officer of the Borrower obtaining knowledge of (a) the institution of, or nonfrivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the Banks, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, that, in either case:

            (y) creates a reasonable possibility of a Material Adverse Effect;
     or

            (z) seeks to enjoin or otherwise prevent the consummation of the Loans, or to recover any damages in excess of $10,000,000;

     the Borrower shall promptly give notice thereof to the Agent and the Banks and provide such other information as may be reasonably available to it to enable the Agent, the Banks and their respective counsel to evaluate such matters;

     (vii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

     (viii) with reasonable promptness after a reasonable request by the Agent, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Agent shall reasonably request;

     (ix) as soon as practicable and in any event within one-hundred (100) days after the beginning of each fiscal year, a Consolidated long range plan which includes a financial forecast for the Borrower and its Subsidiaries for the then current fiscal year and each subsequent fiscal year through the end of the fiscal year which contains the then scheduled Maturity Date, including, without limitation, a forecasted Consolidated balance sheet and Consolidated statements of income and cash flow for each such fiscal year, each such plan and forecast to be in form similar to the plans and forecasts delivered to the Agent prior to the Effective Date; and

     (x) with reasonable promptness, such other information and data with respect to any of the Borrower and its Subsidiaries as from time to time may be reasonably requested by the Agent or any Bank.

     5.2  CORPORATE EXISTENCE, ETC.
          -------------------------

     The Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence, licenses, bonds, franchises, leases, patents, trademarks, contracts and other rights material to its business, except where the failure to maintain the existence of a Subsidiary would not have a Material Adverse Effect.

     5.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION
          ----------------------------------------------

     A. PAYMENT OF TAXES AND CLAIMS. The Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its material properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its material properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment,
                                        --------
charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. TAX CONSOLIDATION. The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any Consolidated income tax return with any Person (other than the Borrower or any of its Subsidiaries).

     5.4  MAINTENANCE OF PROPERTIES; INSURANCE
          ------------------------------------

     The Borrower will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof consistent with past practices. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers (or self-insurance consistent with the Borrower's past practices), insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

     5.5  EQUAL SECURITY FOR OBLIGATIONS; NO FURTHER NEGATIVE PLEDGES
          -----------------------------------------------------------

     A. If the Borrower or any of its Subsidiaries shall create or assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of Section 6.1, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that, notwithstanding the foregoing, this covenant shall not
         --------
be construed as a consent by the Requisite Banks to any creation or assumption of any such Lien not permitted by the provisions of Section 6.1.

     B. The Borrower shall not, and shall not permit any of its Subsidiaries to, be a party to any agreement prohibiting, or amend any agreement to prohibit, the creation or assumption of any Lien in favor of the Agent and the Banks upon its properties or assets, whether now owned or hereafter acquired; provided,
                                                                   --------
however, that the Borrower may incur Indebtedness otherwise permitted under this
-------
Agreement which provides that if the Obligations are at any time secured by a Lien on the property or assets of the Borrower or any of its Subsidiaries, such Indebtedness shall be secured by such Lien equally and ratably with the Obligations.

     5.6  INSPECTION; RECORDS, ETC.; CONFIDENTIALITY
          ------------------------------------------

     A. The Borrower will permit any Persons designated by the Agent or by any Bank to visit and inspect any of the properties of the Borrower and its Subsidiaries including the Borrower and its Subsidiaries' financial and accounting records, and to make copies and take extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all during regular business hours, upon reasonable notice to the office of the chief financial officer or treasurer of the Borrower and as often as may be reasonably requested.

     B. The Agent and each Bank acknowledges that the Borrower is a public company subject to the Securities Exchange Act of 1934, as amended from time to time, and that in the course of complying with this Agreement, the Agent and Banks may obtain material, non-public information and the Agent and each Bank hereby agrees to exercise its best efforts to keep any non-public information delivered or made available to the Agent or any such Bank pursuant to the Loan Documents confidential from any Person other than Persons employed by or retained by the Agent or such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, that
                                                               --------
nothing herein shall prevent any Bank from disclosing such information to any bona fide assignee, transferee or participant who agrees to be bound by the confidentiality provisions contained herein in connection with the contemplated assignment or transfer of any Loans or participation therein (whether or not such assignment, transfer or participation actually occurs), or as required or requested by a governmental agency or representative thereof, or pursuant to legal process or otherwise required by law, or as required in connection with the exercise of any remedy under the Loan Documents; provided, however, that
                                                     --------  -------
this Section shall no longer apply to information which has become public other than through a breach by the Agent or any Bank of this Section.

     5.7    COMPLIANCE WITH LAWS, ETC.
            --------------------------

     The Borrower shall, and shall cause its Subsidiaries to, (i) comply with all applicable laws, rules, regulations and orders of all governmental authorities, noncompliance of which could materially adversely affect or impair the Agent's or the Banks' rights, remedies or privileges under or enforceability of this Agreement or any of the other Loan Documents, including, without limitation, the Fair Labor Standards Act, and (ii) exercise all due diligence in order to comply with the requirements of all other applicable laws, rules, regulations and orders of any governmental authority (including without limitation, all Hazardous Materials Laws), noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

     5.8    FURTHER ASSURANCES
            ------------------

     At any time or from time to time upon the request of any Bank, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of this Agreement and each of the other Loan Documents and to provide for payment of the Loans and interest thereon, in accordance with the terms of this Agreement.

     5.9    ENVIRONMENTAL NOTICE AND INSPECTION
            -----------------------------------

     The Borrower shall:

        (i) comply and shall cause each of its Subsidiaries to comply, and shall use its reasonable efforts in order to cause (a) all tenants under any lease or occupancy agreement affecting any portion of any property owned, used, leased or operated by the Borrower or any of its Subsidiaries and (b) all other Persons on or occupying such property to comply in all material respects, with all applicable Hazardous Materials Laws;

        (ii) notify the Agent and the Banks in writing and in reasonable detail, promptly, and in any event within thirty days of the Borrower or any of its Subsidiaries receiving any of the following:

               (a) written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release or has or is in violation of any Hazardous Materials Laws, in each case if the same is reasonably expected to have a Material Adverse Effect;

               (b) written notice that any real or personal property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien on a material property; and

               (c) written notice of the commencement of any judicial or administrative proceeding or investigation alleging a violation of any Hazardous Materials Laws or subjecting the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs, in each case if the same is reasonably expected to have a Material Adverse Effect;

        (iii) notify the Banks promptly and in any event within thirty days, of:

               (a) any Release which is reasonably expected to have a Material Adverse Effect and which is required to be reported to any federal, state or local governmental or regulatory agency under any applicable Hazardous Materials Laws;

               (b) any and all written communications with respect to any Environmental Liabilities and Costs that are reasonably expected to have a Material Adverse Effect;

               (c) any Remedial Action taken by the Borrower, any of its Subsidiaries or any other Person in response to (1) any Hazardous Materials on, under or about any property owned, used or operated by the Borrower or any of its Subsidiaries, the existence of which is reasonably expected to have a Material Adverse Effect or (2) any Environmental Liabilities and Costs that are reasonably expected to have a Material Adverse Effect;

               (d) the Borrower's or any of its Subsidiaries' discovery of any occurrence or condition on any real property adjoining any material facility owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws;

               (e) any mandatory request for information from any governmental agency that indicates that such agency is investigating whether the Borrower or any of its Subsidiaries may be potentially responsible for a Release which Release is reasonably expected to have a Material Adverse Effect; and

               (f) any proposed acquisition of assets, real estate, or leasing of property by the Borrower or any of its Subsidiaries that could reasonably be expected to subject the Borrower or any of its Subsidiaries to a Material Adverse Effect resulting from Environmental Liabilities and Costs;

        (iv) submit, upon reasonable written request by the Agent, a report providing an update of the status of any environmental, health or safety compliance, issue identified in any notice or report required pursuant to this Section 5.9 and any other environmental, health or safety compliance obligation, remedial obligation or liability that would reasonably be expected to have a Material Adverse Effect.

                        SECTION 6.  NEGATIVE COVENANTS

        The Borrower covenants and agrees that, so long as any portion of the aggregate Commitments shall be in effect and until payment in full of all of the Loans and all other amounts owing hereunder, unless the Requisite Banks shall otherwise give prior written consent in accordance with Section 9.1 of this Agreement, the Borrower shall perform all covenants in this Section 6.

        6.1  LIENS
             -----

        The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

        (i)    Permitted Liens;

        (ii)   Liens securing Indebtedness, provided, that the sum (without
                                            --------
   duplication) of the aggregate unpaid principal amount of all (A) Indebtedness of Subsidiaries (excluding Indebtedness of the type described in Section 6.11A), plus (B) Indebtedness secured by such Liens, (C) Indebtedness incurred in connection with, or related to, sale / leaseback transactions, plus (D) Indebtedness related to Permitted Accounts Receivable Financing Facilities exceeding 45% of the initial aggregate book value thereof does not, at the time of incurrence thereof, exceed 20% of Consolidated Net Worth.;

        (iii) Liens in connection with Permitted Accounts Receivable Financing Facilities to the extent permitted by Section 6.5(ii); and

        (iv) Liens securing the Obligations so long as such Liens secure all other senior debt of the Borrower and its Subsidiaries on an equal and ratable basis to the extent required by such other senior debt.

     6.2  INVESTMENTS
          -----------

     The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

        (i) the Borrower may make and own Investments in Cash and Cash Equivalents;

        (ii) the Borrower and its Subsidiaries may make and own Investments consisting of the intercompany Indebtedness;

        (iii) the Borrower and its Subsidiaries may make and own Investments in newly formed wholly-owned Subsidiaries; and

        (iv) the Borrower and its Subsidiaries may make and own Investments; provided that (a) no Event of Default has occurred or Event of Default or
   --------
   Potential Event of Default would occur as a result of the making or the owning of such Investment and (b) the amount of any one Investment or a group of Investments related to the same transaction permitted pursuant to this
   Section 6.2(iv) shall not exceed $150,000,000 without the consent of the Requisite Banks in their sole discretion.

     6.3  FINANCIAL COVENANTS
          -------------------

     A. MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit Consolidated Net Worth on the last day of any fiscal quarter of the Borrower to be less than the sum of (i) eighty percent (80%) of actual Consolidated Net Worth at June 30, 1998, plus (ii) on a cumulative basis for each fiscal quarter
                        ----
commencing with the fiscal quarter ending September 30, 1998, an amount equal to fifty percent (50%) of positive Consolidated Net Income (without reduction for any losses), if any, for such fiscal quarter, plus (iii) fifty percent (50%) of
                                              ----
the proceeds of any new equity securities issued by Borrower or any Affiliate thereof after the Effective Date.

     B. MAXIMUM CONSOLIDATED FUNDED INDEBTEDNESS TO TOTAL CAPITALIZATION RATIO. (i) The Borrower will not permit its ratio of Consolidated Funded Indebtedness to Total Capitalization on the last day of each fiscal quarter of the Borrower to be more than 0.55 to 1.00. (ii) The Borrower will not permit its ratio of Consolidated Senior Funded Indebtedness to Total Capitalization on the last day of each fiscal quarter of the Borrower to be more than 0.45 to 1.00.

     C. MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO. The Borrower will not permit its Consolidated Interest Coverage Ratio on the last day of any fiscal quarter of the Borrower to be less than 2.00 to 1.00.

     6.4  RESTRICTION ON FUNDAMENTAL CHANGES
          ----------------------------------

     The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise a division, business unit or all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

        (i) the Borrower may acquire by purchase or otherwise a division, business unit or all or substantially all of the business, property or fixed assets of, or acquire stock or other evidence of beneficial ownership of, any Person; provided that:
           --------

        (a) no Event of Default or Potential Event of Default has occurred and is continuing, or would occur as a result of such acquisition,

        (b) the acquisition is of a Person engaged in, or assets utilized in, a similar, or vertically integrated, line of business as that of the Borrower,

        (c) if the consideration paid (including, without limitation, liabilities incurred) for any one such acquisition or any series of acquisitions related to the same transaction shall exceed $75,000,000, (A) on a pro forma basis, after giving effect to the proposed acquisition, the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio shall not exceed 3.5 to 1.0, and (B) the Borrower shall provide the Banks with a Compliance Certificate demonstrating pro forma compliance with Section 6.3 hereof after giving effect to such acquisition, and

        (d) the consideration paid (including, without limitation, liabilities incurred) for any one such acquisition or any series of acquisitions related to the same transaction shall not exceed $150,000,000 without the consent of the Requisite Banks in their sole discretion; and

        (ii) a wholly-owned Subsidiary of the Borrower or a Subsidiary of the Borrower acquired pursuant to Section 6.4(i) may be merged or consolidated with the Borrower; provided, that (a) the Borrower shall be the continuing or
                      --------
   surviving corporation, and (b) no Event of Default or Potential Event of Default has occurred and is continuing, or would occur as a result of such merger or consolidation.

     6.5  RESTRICTION ON ASSET SALES
          --------------------------

     The Borrower or any of its Subsidiaries will not convey, sell, lease, sublease, transfer or otherwise dispose of, any of its assets, whether now owned or hereafter acquired, except that the Borrower and its Subsidiaries may:

        (i) sell or dispose of Inventory and worn-out, obsolete or surplus equipment or property in the ordinary course of business;

        (ii) enter into, or increase the amount of, Permitted Accounts Receivable Financing Facilities; provided, that the aggregate Book Value of
                                    --------
   all accounts receivable sold or discounted through Permitted Accounts Receivable Financing Facilities (net of collections which are retained by the Borrower) will not exceed 60% of the Initial Aggregate Book Value of all accounts receivable of the Borrower and its Subsidiaries; provided, further,
                                                             --------  -------
   that the Book Value of accounts receivable sold or discounted through Permitted Accounts Receivable Financing Facilities may exceed 45% of the Initial Aggregate Book Value only to the extent permitted by Section 6.1(ii);

        (iii) in addition to Asset Sales permitted pursuant to Section 6.5(i), convey, sell, transfer or otherwise dispose of their respective assets if the aggregate Book Value of Assets Sold of all such Asset Sales in any consecutive twelve-month period of the Borrower does not exceed fifteen percent (15%) of Consolidated Net Worth at any time; provided, however, that
                                                        --------  -------
   Asset Sales where (A) the proceeds thereof are invested, or committed to be invested, in the business of Borrower and its Subsidiaries within 180 days of the receipt of such proceeds (and in the case of investments committed within such 180 days, such proceeds are in fact invested within 270 days of the receipt of such proceeds) or (B) are used to pay or prepay Consolidated Funded Indebtedness to the extent thereof within 270 days of the receipt of such proceeds, shall be excluded from the limitation set forth in this
   Section 6.5(iii).

     6.6  SALES AND LEASE-BACKS
          ---------------------

     The Borrower will not, and will not permit any of its Subsidiaries, directly or indirectly, to become or remain liable as lessee or as guarantor or other surety with respect to any lease with any Person, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to such Person or such Person's Affiliate, or (ii) which the Borrower or any such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or such Person's Affiliate in connection with such lease, except that the Borrower and its Subsidiaries may enter into such transactions if:

        (i) such lease is entered into less than 180 days after the acquisition or occupancy of such property; and

        (ii) the aggregate principal amount of (A) Indebtedness relating to such leases plus (B) Indebtedness secured by any Lien on any property or
               ----
   asset owned or held by Borrower or its Subsidiaries, regardless of whether the Indebtedness secured thereby shall have been assumed by Borrower or its Subsidiaries or is non-recourse does not exceed the limitation set forth in Section

   6.1(ii); provided, however, Indebtedness secured solely by Permitted Liens
            --------  -------
   and Indebtedness incurred in connection with sale-leaseback transactions where (A) the proceeds thereof are invested, or committed to be invested, in the business of Borrower and its Subsidiaries within 90 days of the receipt of such proceeds (and in the case of investments committed within such 90 days, such proceeds are in fact invested within 180 days of such commitment) or (B) are used to pay or prepay Consolidated Funded Indebtedness to the extent thereof within 90 days of the receipt of such proceeds, shall be excluded from the limitation set forth in this Section 6.6(ii).

     6.7  TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES
          ---------------------------------------------

     The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of the Borrower or with any Affiliate of the Borrower or any such holder on terms that are less favorable to the Borrower or any such Subsidiary than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided, however, that the Borrower may make sales to its wholly-owned
--------  -------
Subsidiaries on a basis consistent with past practices; provided, further, that
                                                        --------  -------
the Borrower may enter into such transactions with non-wholly-owned Subsidiaries as long as the transactions are not, either individually or in the aggregate, material to the Borrower.

     6.8  CONDUCT OF BUSINESS
          -------------------

     The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by it on the date hereof and any businesses or activities substantially similar to, vertically integrated with, or related thereto.

     6.9  INDEPENDENCE OF COVENANTS
          -------------------------

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     6.10 USE OF PROCEEDS
          ---------------

     The Borrower will not use all or any portion of the proceeds of any Loan for any purpose other than the purposes set forth in Section 2.14.

     6.11 SUBSIDIARY INDEBTEDNESS.  The Borrower will not permit any
          -----------------------
Subsidiary to at any time create, assume, incur or guarantee or otherwise be liable for any Indebtedness other than:

     A. Indebtedness of a Subsidiary acquired after the Effective Date that is outstanding at the time of the respective acquisition, but only if the principal amount of such Indebtedness was not increased immediately prior to such acquisition or thereafter; and

     B. unsecured Indebtedness not otherwise permitted pursuant to clause (A) above, provided, that the sum (without duplication) of the aggregate unpaid
       --------
principal amount of all (i) Indebtedness of Subsidiaries (excluding Indebtedness of the type described in clause (A) above), plus (ii) Indebtedness secured by Liens, plus (iii) Indebtedness incurred in connection with, or related to, sale / leaseback transactions, plus (iv) Indebtedness related to Permitted Accounts Receivable Financing Facilities exceeding 45% of the initial aggregate book value thereof does not, at the time of incurrence thereof, exceed 20% of Consolidated Net Worth.

                         SECTION 7.  EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur and be continuing:

     7.1  FAILURE TO MAKE PAYMENTS WHEN DUE
          ---------------------------------

     The Borrower shall fail to pay any principal of any Loan or shall fail to pay any other amount due under this Agreement (other than interest on the Loans and fees due to the Banks hereunder) when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Loan or shall fail to pay any fees due to the Banks under this Agreement within three (3) Business Days after the same becomes due and payable; or

     7.2  BREACH OF WARRANTY
          ------------------

     Any representation or warranty made or deemed made by the Borrower (or any of its officers) in this Agreement or any of the other Loan Documents or certificate or other writing delivered pursuant hereto or thereto shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

     7.3  BREACH OF COVENANTS
          -------------------

     The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6; or the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Loan Documents on its part to be performed or observed if such failure shall remain unremedied or unwaived for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent; or

     7.4  BREACH OF OTHER AGREEMENTS
          --------------------------

     The Borrower shall fail to pay any portion of principal of or premium or interest on any item or items of Indebtedness, which Indebtedness is in an individual or aggregate principal amount greater than $12,000,000 (but excluding Indebtedness outstanding hereunder), or shall fail to pay any portion of one or more Contingent Obligations, which Contingent Obligations are in an individual or aggregate principal amount greater than $12,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue unwaived after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or Contingent Obligation; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness or Contingent Obligation and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or Contingent Obligation; or any such Indebtedness or Contingent Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     7.5  BANKRUPTCY
          ----------

        (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Principal Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order remains unstayed or undischarged for 60 days; or any other similar relief shall be granted under any applicable federal or state law and remains unstayed or undischarged for 60 days; or

        (ii) an involuntary case is commenced against the Borrower or any of its Principal Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Principal Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall be the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any Principal Subsidiaries for all or a substantial part of its property; or there shall be the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of its Principal Subsidiaries, and the continuance of any such event referred to in this clause (ii) for sixty (60) days unless dismissed, bonded or discharged; or

        (iii) the Borrower or any of its Principal Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property or shall make any assignment for the benefit of creditors; or

        (iv) the Borrower or any of its Principal Subsidiaries shall fail, be unable, or admit its inability to pay its debts as such debts become due; or the Board of Directors of the Borrower or any of its Principal Subsidiaries (or any committee thereof) adopts any resolution to approve or otherwise authorizes any of the actions referred to in clause (iii) above or this clause (iv); or

     7.6  JUDGMENTS
          ---------

     Any unpaid judgments, orders for the payment of money (other than judgments and orders covered by insurance, but only if the insurer has admitted liability with respect to such judgments and orders), writs or warrants of attachment involving amounts in excess of $5,000,000 in the aggregate shall be entered or filed against any of the Borrower or any of its Principal Subsidiaries and shall remain undischarged, unvacated, unbonded, unappealed or unstayed for a period of thirty (30) days or in any event later than thirty (30) days prior to any sale under any such judgment, order, writ or warrant; or

     7.7  DISSOLUTION
          -----------

     Any order, judgment or decree shall be entered against the Borrower or any of its Principal Subsidiaries decreeing the dissolution or split up of the Borrower or any of its Principal Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

     7.8  ERISA
          -----

     There occurs one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of the Borrower or any of its ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there exists, an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) which exceeds $5,000,000 for thirty (30) consecutive days; or

     7.9  CONTROL OF THE BORROWER
          -----------------------

     Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; provided, however, that The Dan Murphy Foundation
                            --------  -------
and Persons acting in concert with The Dan Murphy Foundation may acquire an aggregate beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing up to 49% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency;

     THEN, and in any such event, the Agent shall at the request, or may with the consent, of the Requisite Banks, (i) by notice to the Borrower, declare the Commitments to be terminated, whereupon the same shall forthwith terminate, (ii) by notice to the Borrower, declare (a) the Loans and all interest thereon and (b) all other amounts payable under this Agreement or any of the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and (iii) exercise any other remedies provided under this Agreement or by law; provided that in the event of an Event of Default under Section 7.5, (A)
        --------
the Commitments shall automatically be terminated and (B) the Loans, all interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     Upon acceleration, the Banks and the Agent, or any of them, without notice to or demand upon the Borrower which are expressly waived by the Borrower, may proceed (but only with the consent of Requisite Banks) to protect, exercise, and enforce their rights and remedies under this Agreement and such other rights and remedies as are provided by law or equity. Requisite Banks may determine in their sole discretion the order and manner in which the Banks' rights and remedies are to be exercised, and all payments received by the Agent or the Banks, or any one or more of them, shall be applied as follows (regardless of how each Bank may treat the payments for the purpose of its own accounting); first, to all costs and expenses (including, without limitation, Attorney Costs)
-----
incurred by the Agent or the Banks, or any of them, in enforcing any Obligations of, or in collecting any payments due from, the Borrower hereunder by reason of such Event of Default; second, to all fees and expenses due and owing to the
                       ------
Agent or the Banks, third, ratably to accrued interest; fourth, ratably to
                    -----                               ------
principal amounts outstanding; fifth, to other Obligations then due and owing
                               -----
under this Agreement and each of the other Loan Documents; and sixth to
                                                               -----
whomsoever shall be lawfully entitled to receive such funds.

     Notwithstanding anything to the contrary contained in this Section, if any Bid Loan Bank shall suffer an Event of Default under Section 7.1 due to the Borrower's failure to pay any amount of principal on or interest on any Bid Loan, such Bid Loan Bank may send a written request to the Agent to obtain approval of the Requisite Banks to terminate the Commitments and, if such approval is not obtained within ten (10) Business Days after the date such request is received, the affected Bid Loan Bank (or assignee) may commence enforcement of such default by any and all legal means.

     SECTION 8.  THE AGENT

     8.1  AUTHORIZATION AND APPOINTMENT
          -----------------------------

     Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     8.2  DELEGATION OF DUTIES
          --------------------

     The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     8.3  LIABILITY OF AGENT
          ------------------

     None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     8.4  RELIANCE BY AGENT
          -----------------

     A. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

     B. For purposes of determining compliance with the conditions specified in Section 3.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     8.5  NOTICE OF DEFAULT
          -----------------

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Potential Event of Default or Event of Default as may be requested by the Requisite Banks in accordance with Section 7; provided, however, that unless and
                                              --------  -------
until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     8.6  CREDIT DECISION
          ---------------

     Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     8.7  INDEMNIFICATION
          ---------------

     Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to
             --------  -------
the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     8.8   AGENT IN INDIVIDUAL CAPACITY
           ----------------------------

     BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     8.9   SUCCESSOR AGENT
           ---------------

     The Agent may, and at the request of the Requisite Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Requisite Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be subject to the reasonable approval of Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 and Sections 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Requisite Banks appoint a successor agent as provided for above.

     8.10  WITHHOLDING TAX
           ---------------

     A. If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

        (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

        (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

        (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     B. If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

     C. If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     D. If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     E. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel). The obligation of the Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     Each Bank hereby irrevocably appoints, designates and authorizes BofA to act as the Agent under this Agreement and each of the other Loan Documents and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and each of the other Loan Documents as are expressly delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of this Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Requisite Banks, and such instructions shall be binding upon all Banks; provided that the Agent shall not
                                              --------
be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any of the other Loan Documents or applicable law. The Agent shall not by reason of this Agreement or any of the other Loan Documents have a fiduciary relationship with any Bank. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement and any of the other Loan Documents and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     SECTION 9.  MISCELLANEOUS

     9.1  AMENDMENTS, ETC.  No amendment or waiver of any provision of this
          ----------------
Agreement nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Banks, the Borrower and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in
                 --------
writing and signed by all the Banks and the Agent, do any of the following: (a) increase the Commitments of the Banks or subject the Banks to any additional obligations, (b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, (c) extend the final scheduled maturity date of the Loans, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (e) amend this Section 9.1 or the definition of Requisite Banks; and provided, further,
                                                           --------  -------
that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, shall affect the rights or duties of the Agent under this Agreement or any other Loan Document. Notwithstanding the foregoing, each Bid Loan Bank may, in its sole discretion, if there exists no Potential Event of Default or Event of Default, and without the consent or signature of the Agent or any other Bank (provided, however, that prompt notice thereof is provided by such Bid Loan Bank to the Agent), accept any prepayment on account of any such Bid Loan Bank's Bid Loans. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.1 shall be binding upon each holder of any Indebtedness resulting from the making of Loans hereunder at the time outstanding, each future holder of any such Indebtedness, and if signed by the Borrower, on the Borrower.

     9.2  NOTICES, ETC.
          -------------

     All notices and other communications provided for hereunder shall be in writing (including letter, telegraph, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, cabled or delivered. For the purposes hereof, the addresses of the parties named on the signature pages hereto shall be as set forth under each party's name on the signature pages hereto (or with respect to any Bank not listed on the signature pages hereto, at the address specified for such Bank in the Assignment and Acceptance pursuant to which it became a Bank) or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, when delivered by courier or in person, telegraphed, telexed, telecopied or cabled, be effective three days after mailing, when delivered, when delivered to the telegraph company, when confirmed by telex answerback, when received by telecopy by the Agent or when delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Section 2 or 8 shall not be effective until received by the Agent.

     9.3  NO WAIVER; REMEDIES
          -------------------

     No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.4  COSTS AND EXPENSES
          ------------------

     Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Agent and the Arranger in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and the other documents (including travel costs and other expenses and Attorney Costs) to be delivered under this Agreement. In addition, the Borrower agrees to pay on demand, all reasonable costs and expenses of each Bank and the Agent, if any (including, without limitation, appraisal, valuation, audit and consulting costs and expenses and Attorney Costs, independent accounting firms or other experts for the Agent and local counsel who may be retained by such counsel) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) of this Agreement, each of the other Loan Documents and the other documents to be delivered under this Agreement, or in connection with any refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "workout" or of any insolvency or bankruptcy proceeding.

     9.5  INDEMNIFICATION
          ---------------

     The Borrower agrees to pay, and on demand to indemnify and hold harmless the Agent and each Bank and their respective Affiliates, and each of their respective successors, assigns, directors, officers, employees, servants, attorneys and agents (collectively, the "Indemnitees") from and against any and all claims, including claims based on strict liability in tort, damages, losses, liabilities, demands, suits, Attorney Costs, judgments, causes of action and all legal proceedings, whether civil, criminal, administrative or in arbitration, whether or not such Indemnitee is a party thereto, penalties, fines and other sanctions and expenses, including, without limitation, reasonable fees and disbursements of counsel, which may be imposed on, incurred by or asserted against any Indemnitee:

        (i) by reason of any inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, made in any report, exhibit or publication in connection with the effectiveness of this Agreement or any other Loan Document, the incurrence of the Indebtedness hereunder and the transactions contemplated hereby, or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading;

        (ii) by reason of or in connection with the execution, delivery, performance, administration or enforcement of this Agreement or any other Loan Document or any proposal, fee, or commitment letter relating thereto, or any transaction contemplated by this Agreement;

        (iii) arising under or pursuant to any Hazardous Materials Laws relating to the business, operations or properties of the Borrower;

        (iv) arising out of or relating to Borrower's managing a Borrower Auction; or

        (v)    arising out of or relating to the use of proceeds of the Loans;

     (collectively, the "Indemnified Liabilities"); provided that the Borrower
                                                    --------
shall not be liable to any Indemnitee for (a) any portion of such claims, damages, liabilities and expenses that a court of competent jurisdiction shall have determined by a judgment to have directly resulted from such Indemnitee's gross negligence or willful misconduct, (b) any settlement by such Indemnitee of any claim or action involving the payment of monetary damages effected without the consent of the Borrower, which consent shall not be unreasonably withheld; provided, that such consent shall not be required if such Indemnitee determines
--------
in good faith on advice of counsel that such settlement is advisable to avoid fines or other penalties (whether or not monetary) adverse to the interests of such Indemnitee, (c) any claims, damages, liabilities and expenses directly resulting from a claim by the Borrower against the Agent or any Bank and (d) any claims, damages, liabilities and expenses directly resulting from a claim by the Agent against a Bank or by a Bank against the Agent or another Bank which claim did not, directly or indirectly, arise out of any actions taken, or any failure to take action, by the Borrower or any of its Subsidiaries. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the immediately preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

     If the Borrower is so requested by the Indemnitees, or the Borrower so elects, the Borrower will assume the defense of any action or proceeding for which the Borrower is required to indemnify the Indemnitees pursuant to this
Section 9.5, including the employment of counsel reasonably satisfactory to the Indemnitees and the payment of the fees and disbursements of such counsel. In any action or proceeding with respect to which the Borrower has assumed the defense of such proceeding pursuant to this Section, an Indemnitee will have the right to participate in such litigation and to retain its own counsel at such party's own expense. In any such action or proceeding, the Borrower shall at all times use reasonable efforts to keep the Indemnitees apprised of the status of such action or proceeding.

     9.6  BINDING EFFECT
          --------------

     This Agreement shall become effective when it shall have been executed by the Borrower, the Agent and the Banks and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each Bank and their respective successors and assigns permitted under Section 9.7, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

     9.7  ASSIGNMENTS AND PARTICIPATIONS
          ------------------------------

     A. Each Bank may assign to one or more banks all or a portion of its rights and obligations under this Agreement (other than its rights in respect of Bid Loans); provided that (i) no assignment shall, without the consent of the
            --------
Borrower, require the Borrower to file a registration statement with the SEC or apply to qualify the Loans under the blue sky laws of any state, (ii) each such assignment by a Bank shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement with respect to the Loans (other than Bid Loans) and Commitments, (iii) the amount of the Commitments or Loans of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall unless such assignment is to a Bank or an Affiliate of a Bank in no event be less than $5,000,000; provided that the
                                                         --------
amount of the Commitment and the amount of the Loans of the assigning Bank being assigned may be in an amount equal to such assigning Bank's entire Commitments and such Bank's entire outstanding Loans, (iv) each such assignment shall be to an Eligible Assignee and (except for an Eligible Assignee that is a Bank or an Affiliate of a Bank) shall be consented to in advance in writing by the Agent and the Borrower, and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee from the assignor of $3,500. Upon such execution, delivery, acceptance and recording, from and after the later of the effective date specified in each Assignment and Acceptance and the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Any Bank may at any time pledge all or any portion of its rights relating to the Loans made under this Agreement to a Federal Reserve Bank or an Affiliate of such Bank; provided that no such pledge
                                                   --------
shall release such Bank from its obligations hereunder.

     B. By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning

Bank assigns without recourse and makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as the Agent, on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

     C. The Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Banks. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. Failure to make recordation in the Register, or any error on such recordation, shall not affect the Borrower's obligations in respect of such Loans. The Register shall be available for inspection by the Borrower, the Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     D. Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT III annexed hereto, and subject to receipt of the written consent of the Borrower and the Agent, if required hereby, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

     E. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, that (i) no participation shall, without
                            --------
the consent of the Borrower, require the Borrower to file a registration statement with the SEC or apply to qualify the Loans under the blue sky laws of any state, (ii) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) no Bank shall sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (a) extend the final scheduled maturity date of the Loans , (b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, or (c) increase the Commitment of any such participant.

     F. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or
--------
proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

     G. Any Bank may, by notice to the Agent and the Borrower, request that all or part of the principal amount of the Borrower's Obligations to such Bank in respect of the Commitments and/or Bid Loans hereunder be evidenced by a Committed Loan Note and/or Bid Loan Note, as applicable. Within three (3) Business Days of the Borrower's receipt of such request, the Borrower shall execute and deliver to the applicable Bank a Note or Notes in the principal amount(s) specified in such request, payable to the requesting Bank or, if so specified in such request, any Person who is an assignee of such Bank pursuant to this Section 9.7.

     9.8  SEVERABILITY
          ------------

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     9.9  SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS
          ---------------------------------------------

     A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and, except as set forth in Section 9.9B, terminate upon the indefeasible payment in full of the Obligations.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.10, 2.11, 9.4 and 9.5 shall survive the payment of the Loans for a period of one (1) year after the termination of this Agreement.

     9.10 HEADINGS
          --------

     Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     9.11  APPLICABLE LAW; JURISDICTION; WAIVER OF JURY TRIAL
           --------------------------------------------------

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The Banks retain all of their rights under federal law, including those relating to interest rates. The Borrower and each Bank hereby submits to the non-exclusive jurisdiction of the state courts of the State of California and the federal courts located in the State of California for all matters arising under this Agreement and related documents. Service of process sufficient for personal jurisdiction in any action against the Borrower in California may be made by registered or certified mail, return receipt requested, to the address specified pursuant to Section 9.2.

     THE BORROWER, THE AGENT AND THE BANKS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE BANK/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Agent, the Banks and the Borrower each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. The Agent, the Banks and the Borrower further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     9.12  EXECUTION IN COUNTERPARTS; EFFECTIVENESS
           ----------------------------------------

     This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     9.13  OBLIGATIONS SEVERAL
           -------------------

     The obligation of each Bank hereunder is several, and no Bank shall be responsible for the obligation or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity.

     9.14  COMPLETE AGREEMENT
           ------------------

     This written Agreement, together with the exhibits to this Agreement and other documents described herein is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                              BORROWER:

                              CALMAT CO.

                              By __________________________________________
                              Name ________________________________________
                              Title _______________________________________

                              AGENT:

                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as Agent

                              By __________________________________________
                                             Gina Meador
                                             Vice President

                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, AS A BANK

                              By __________________________________________

                                             Gina West
                                             Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO

                              By _________________________________________

                              Name _______________________________________

                              Title ______________________________________

                              WELLS FARGO BANK, N.A.

                              By _________________________________________

                              Name _______________________________________

                              Title ______________________________________

                                                                       EXHIBIT I
                          FORM OF NOTICE OF BORROWING

     Pursuant to that certain Credit Agreement dated as of September 4, 1998 (such Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement), by and among CALMAT CO., a Delaware corporation (the "Borrower"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as agent for the Banks (the "Agent"), this notice represents the Borrower's request to borrow on ___________________, ______ from:

[COMMITTED LOANS]       Banks on a pro rata basis an aggregate amount of
                        $________________ as [Base/CD/Eurodollar] Rate Loans.
                        [The initial Interest Period for such Borrowing is requested to be a ________ [month/day] period.]

[BID LOANS]             [INSERT NAME OF BANK(S)] an aggregate principal amount
                        of offers accepted, $_____________, as Bid Loans for the Interest Periods set forth in the copy of the Competitive Bid Request annexed hereto.

     The proceeds of such Loans are to be deposited in the Borrower's account, Account No. ______________________, at _________________________________.

     The undersigned officer, to the best of such officer's knowledge, and the Borrower, certify that (i) the undersigned has read Sections 3.1. and 3.2 of the Credit Agreement and any definitions or other provisions contained in the Credit Agreement relating thereto (the "Conditions Precedent"), and have made or caused to be made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the Conditions Precedent have been complied with and that, in his or her opinion, each of the Conditions Precedent has been complied with and (ii) the amount of the proposed Borrowing when added to the aggregate principal amount of outstanding Loans immediately prior to such Borrowing will not exceed the Commitments then in effect.

     DATED: ___________________

                                        CALMAT CO.

                                        By________________________________
                                        Name______________________________
                                        Title_____________________________

                                      I-1
                          Form of Notice of Borrowing

                                                                      EXHIBIT II

                   FORM OF NOTICE OF CONVERSION/CONTINUATION

     Pursuant to that certain Credit Agreement dated as of September 4, 1998 (such Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", by and among CALMAT CO., a Delaware corporation (the "Borrower"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as agent for the Banks (the "Agent"), this notice represents the Borrower's request to:

     [A*: convert $__________________ in principal amount of presently outstanding [Base/Eurodollar/CD] Rate Loans to [Base/Eurodollar/CD] Rate Loans on _______________, _____. [The Interest Period for such [Eurodollar/CD] Rate Loans is requested to be a ____________[month/day] period.]

     [B. continue as [Eurodollar/CD] Rate Loans $__________ in principal amount of presently outstanding [Eurodollar/CD] Rate Loans with the Interest period ending on _________________, ______. The Interest period commencing on the last day of such Interest period is requested to be a ________ [month/day] period.]

     The undersigned officer, to the best of such officer's knowledge, and the Borrower certify that no Potential Event of Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

     Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     DATED: ___________________

                                        CALMAT CO.

                                        By__________________________________
                                        Name________________________________
                                        Title_______________________________

     ____________________

     *Insert option A to convert Loans to another Type and option B to continue Loans of a certain type.

                                     II-1
                   Form of Notice of Conversion/Continuation

                                                                     EXHIBIT III

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT
                        DATED _______________, ________

     Reference is made to that certain Credit Agreement dated as of September 4, 1998 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) by and among CALMAT CO., a Delaware corporation (the "Borrower"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA") as agent for the Banks (the "Agent"), pursuant to which __________________ ("Assignor") has committed to make loans (the "Loans") to the Borrower.

     The Assignor and ________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to [all/a portion] of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (the "Assigned Interest"), including, without limitation, the percentage interest specified in Section 1 of Schedule 1 hereto of the Assignor's Commitment and the Loans owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Loans owing to the Assignee will be as set forth in Section 2 of
Schedule 1 hereto.

     2. The sale and assignment contemplated hereby shall become effective as of the date (the "Effective Date") upon which (i) this Assignment and Acceptance Agreement has been executed by the Assignor and Assignee, (ii) the Assignee has paid to the Assignor, in same day funds, at such address and account as the Assignor shall advise the Assignee, $__________________, and (iii) the applicable conditions contained in Section 9.7 of the Credit Agreement have been satisfied. The Effective Date is set forth in Section 3 of Schedule 1 hereto. From and after the Effective Date, the Assignor agrees that the Assignee shall be entitled to all rights, powers and privileges of the Assignor under the Credit Agreement to the extent of the Assigned Interest including without limitation (a) the right to receive all payments in respect of the Assigned Interest for the period from and after the Effective Date, whether on account of principal, interest, fees, indemnities in respect of claims arising after the Effective Date, increased costs, additional amounts or otherwise; (b) the right to vote and to instruct the Agent under the Credit Agreement according to its pro rata share based on the Assigned Interest; and (c) the right to receive notices, requests, demands and other communications. The Assignor agrees that it will promptly remit to the Assignee any amount received by it in respect of the Assigned Interest (whether from the Borrower, the Agent or otherwise) in the same funds in which such amount is received by the Assignor.

     3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in

                                     III-1
                  Form of Assignment and Acceptance Agreement or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto. Except as specified in this
Section 3, the assignment of the Assigned Interest contemplated hereby shall be without recourse to the Assignor.

     4. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and purchase the Assigned Interest; (ii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that it is an Eligible Assignee as required by Section 9.7(A)(iv) of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as the Agent, on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers which are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

     5. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     6. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                                     III-2
                  Form of Assignment and Acceptance Agreement

                                 SCHEDULE 1 TO
                      ASSIGNMENT AND ACCEPTANCE AGREEMENT
                         DATED _______________, ______

     Section 1.
     ---------

          Percentage Interest of  all outstanding             _____________%
          rights and obligations under the Credit
          Agreement:

          Percentage Interest of Assignor's Commitments
          and Loans owing to Assignor under the Credit        _____________%
          Agreement being assigned to Assignee hereby:

     Section 2.
     ---------

          Assignee's Commitment:                              $_____________

          Aggregate Outstanding: Principal Amount of
          Loans owing to the Assignee:                        $_____________

     Section 3.
     ---------

     Effective Date:        __________, ______

                                         [NAME OF ASSIGNOR]

                                         By:______________________________
                                            Title:

                                         [NAME OF ASSIGNEE]

                                         By:______________________________
                                            Title:

CONSENTED TO AND ACKNOWLEDGED            CONSENTED TO AND ACKNOWLEDGED
THIS ___ DAY OF _____________, _____     THIS ___ DAY OF _____________, _____

CALMAT CO.                               BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION,
By:_________________________             as the Agent under the Credit Agreement
Title:
                                         By:_________________________
                                            Title:

                                     III-1
                  Form of Assignment and Acceptance Agreement

                                                                      EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE
                                     [DATE]

Bank of America National Trust
and Savings Association
Agency Management-Los Angeles #20529

     Re: Compliance Certificate
         ----------------------

Ladies and Gentlemen:

     This Certificate is given in accordance with Section 5.1(iii)(b) of the Credit Agreement dated as of September 4, 1998 (such agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") by and among CALMAT CO., a Delaware corporation (the "Borrower"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as agent for the Banks (the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. We hereby certify that:

     (a)      We are the _________________________ and _________________________
of the Borrower;

     (b) We have reviewed the terms of the Credit Agreement and have made or caused to be made under our supervision, a review in reasonable detail of the transactions and financial condition of the Borrower during the accounting period covered by the enclosed financial statements;

     (c) To the best of our knowledge and belief no event or condition exists which constitutes an Event of Default or Potential Event of Default as of the date of this certificate except as set forth below;

     (d) The representations and warranties set forth in Section 4 of the Credit Agreement are true, correct and complete in all material respects on and as of the date of this Certificate to the same extent as though made on and as of the date hereof;

     [(e)/1/ The independent certified public accountants who have reported on the Borrower's Consolidated financial statements have reviewed the financial matters covered by this Compliance Certificate;]

     (f) The calculations supporting the Borrower's compliance with the restrictions contained in Sections 6.1 through 6.6, inclusive, and Section 6.11 are set forth on Attachment

     ____________________

     /1/ Paragraph (e) applies only when Compliance Certificate is delivered in respect of fiscal year-end of Borrower.

                                     IV-1
                        Form of Compliance Certificate

No. 1 hereto, and the calculations of the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio are set forth on Attachment No. 2 hereto; and

     (g) The Borrower is in compliance with all of the terms and conditions of the Credit Agreement except as set forth below.

     Described below (or in a separate attachment hereto) are the exceptions, if any, to paragraphs (d) and (g), listing in detail, the nature of the conditions or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:


       ________________________________________________________________

       ________________________________________________________________

       ________________________________________________________________

       ________________________________________________________________

       ________________________________________________________________

       ________________________________________________________________

       ________________________________________________________________

       ________________________________________________________________

       ________________________________________________________________

       ________________________________________________________________


       The foregoing certifications are made and delivered this ____ day of _______________, ______.

                                        CALMAT CO.

                                        By________________________________
                                        Name______________________________
                                        Title_____________________________

                                        By________________________________
                                        Name______________________________
                                        Title_____________________________

                                     IV-2
                        Form of Compliance Certificate

                                ATTACHMENT NO. 1
                           TO COMPLIANCE CERTIFICATE

     (This attachment no. 1 is as of [_____________] and pertains to the period from [________________] (the "Period"; the last day of the Period is referred to herein as the "Period End Date"). Financial covenant information is provided for only those covenants which are required to be tested as of the Period End Date.) All amounts are as of the Period End Date except as noted. All items are to be calculated as set forth in the definition of "Consolidated" in the Credit Agreement.

     Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement dated as of September 4, 1998 (such agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") by and among CALMAT CO., a Delaware corporation (the "Borrower"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as agent for the Banks (the "Agent"). Section references are to the sections of the Credit Agreement.

A.   LIENS (SECTION 6.1)
     1.   Aggregate principal amount of Indebtedness incurred after the
          Effective Date secured by Liens(not including Liens relating to
          accounts receivable                                                             $_______________

     2.   Indebtedness related to sales and discounts of accounts receivable sold or discounted through Permitted Accounts Receivable Financing
          Facilities in excess of 45% of Initial Aggregate Book Value                     $_______________

     3.   Aggregate principal amount of Indebtedness incurred in connection with sale-leaseback transactions after the Effective Date secured by Liens
          (Line I6)                                                                       $_______________

     4.   Indebtedness of Subsidiaries (excluding Indebtedness of the type
          described in Section 6.11A) (Line J1)                                           $_______________

     5.   Aggregate principal amount of Indebtedness incurred after the
          Effective Date secured by Liens (Lines A1+A2+A3+A4)                             $
                                                                                           ===============

     6.   Consolidated Net Worth                                                          $
                                                                                           ===============

     7.   Maximum aggregate principal amount of Indebtedness permitted to be
          secured by Liens pursuant to Section 6.1 (Lines A6 x 20%)                       $
                                                                                           ===============

     8.   Maximum Permitted:  Line A5 not to exceed Line A7

B.   INVESTMENTS  (SECTION 6.2)

     1.   Largest single Investment or group of Investments related to the same
          transaction included in Section 6.2(iv) during the Period                       $===============

                                     IV-1
                        Form of Compliance Certificate
                               Attachment No.1

     2. If the amount of any single Investment or group of Investments related to the same transaction included in Section 6.2(iv) exceeds
          $150,000,000 (including assumed Indebtedness), Requisite Banks must approve such Investment:

C.   MINIMUM CONSOLIDATED NET WORTH  (SECTION 6.3A)

     1.   Consolidated Net Worth (Line A6)                                                $______________

     2.   Positive Consolidated Net Income, measured on a cumulative basis for each fiscal quarter commencing with the fiscal quarter ending
          September 30, 1998                                                              $______________

     3.   Net proceeds of any equity issued after the Closing Date                        $______________

     4.   Minimum Consolidated Net Worth required pursuant to Section 6.3A (80%
          of Consolidated Net Worth on June 30, 1998 plus (Line C2 x 50%) plus
                                                     ----                 ----
          (Line C3 x 50%)                                                                 $
                                                                                           ==============

D.   MAXIMUM CONSOLIDATED FUNDED INDEBTEDNESS TO TOTAL CAPITALIZATION RATIO
     (SECTION 6.3B(I))

     1.   All obligations and liabilities, whether current or long-term, for
          borrowed money                                                                  $______________

     2.   That portion of Capital Leases which are capitalized                            $______________

     3.   Amount of Contingent Obligations included in definition of
          Indebtedness                                                                    $______________

     4.   Consolidated Funded Indebtedness (Lines D1+D2+D3)                               $
                                                                                           ==============

     5.   Consolidated Net Worth (Line A6)                                                $

     6.   Total Capitalization (Lines D4+D5)                                              $
                                                                                           ==============

     7.   Consolidated Funded Indebtedness to Total Capitalization Ratio
          (Line D4 divided by Line D6)                                                     ________ to 1.00

     8.   Maximum Consolidated Funded Indebtedness to Total Capitalization Ratio
          pursuant to Section 6.3B(i)                                                     .55 to 1.00


     E.   MAXIMUM CONSOLIDATED SENIOR FUNDED INDEBTEDNESS TO TOTAL
          CAPITALIZATION RATIO  (SECTION 6.3B(II))


     1.   All obligations and liabilities, whether current or long-term, for
          borrowed money not subordinated to the Obligations                              $______________

     2.   That portion of Capital Leases which are capitalized                            $______________

     3.   Amount of Contingent Obligations included in definition of
          Indebtedness not subordinated to the Obligations                                $______________

     4.   Consolidated Senior Funded Indebtedness (Lines E1+E2+E3)                        $
                                                                                           ==============

     5.   Total Capitalization (Line D6)                                                  $
                                                                                           ==============

                                     IV-2
                        Form of Compliance Certificate
                                Attachment No.1

     6.   Consolidated Senior Funded Indebtedness to Total Capitalization Ratio
          (Line E4 divided by Line E5)                                                   ______ to 1.00

     7.   Maximum Consolidated Senior Funded Indebtedness to Total
          Capitalization Ratio pursuant to Section 6.3C)                                  0.45 to 1.00

F.   MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO  (SECTION 6.3C)

     1.   Consolidated EBIT for the current and 3 preceding fiscal quarters               $____________

     2.   Consolidated Interest Expense for the current and 3 preceding fiscal
          quarters                                                                        $____________

     3.   Consolidated Interest Coverage Ratio(Line F1 divided by Line F2)                _____ to 1.00

     4.   Minimum Consolidated Interest Coverage Ratio required pursuant to
          Section 6.3C                                                                    2.00 to 1.00

G.   FUNDAMENTAL CHANGES  (SECTION 6.4)

     1. If the amount of any single acquisition or group of acquisitions related to the same transaction included in Section 6.4(i) exceeds
          $75,000,000 (including assumed Indebtedness), the following will be true on a pro forma basis after giving effect to such acquisition:

          a. Borrower will be in compliance with financial covenants set forth in Section 6.3

          b.   Consolidated Funded Indebtedness to Consolidated EBITDA Ratio
               (Line C from attachment 2) not to exceed                                   3.50 to 1.00

          c.   Maximum amount of any single acquisition or series of
               acquisitions related to the same transaction                               $150,000,000

H.   ASSET SALES  (SECTION 6.5)

     1.   Book Value of all accounts receivable sold or discounted through
          Permitted  Accounts Receivable Financing Facilities/1/                          $____________

     2.   Most recent Initial Aggregate Book Value of accounts receivable at the time such Permitted Accounts Receivable Facility was entered to or
          increased/2/                                                                    $____________

     3.   Maximum Book Value of accounts receivable permitted to be sold or
          discounted (60% x Line H2)/2/                                                   $
                                                                                           ============

________________

/1/ Needs be reported only when a Permitted Accounts Receivable Financing
    Facility is in effect.

                                     IV-3
                        Form of Compliance Certificate
                                Attachment No.1

     4.   Maximum Book Value of accounts receivable permitted to be sold or
          discounted by Section 6.5(ii)(45% x Line H2)/2/                                 $_____________

     5.   Aggregate Book Value of Asset Sales in the current and preceding
          eleven calendar months                                                          $_____________

     6.   Aggregate Book Value of Assets Sales from sales in the current and preceding eleven calendar months (excluding Asset Sales permitted by
          Section 6.5)                                                                    $_____________

     7.   Asset Sales listed in Line H6 where proceeds invested or committed to be invested or used to pay down Consolidated Funded Indebtedness
          within 180 days                                                                 $_____________

     8.   Proceeds listed in Line H7 in a prior Compliance Certificate as being committed to be invested within 180 days but that were not actually
          invested within 270 days of commitment therefor                                 $_____________

     9.   Aggregate Book Value of Asset Sales counted for Section 6.5(iii)
          purposes (Line H6 - Line H7 + Line H8)                                          $
                                                                                           =============

     10.  Consolidated Net Worth (Line A6)                                                $_____________

     11.  Maximum aggregate amount of Asset Sales permitted
          pursuant to Section 6.5(ii) (Line H10 x 15%)                                    $
                                                                                           =============

I.   SALES AND LEASE-BACKS  (SECTION 6.6)

     1.   Aggregate principal amount of Indebtedness relating to leases                   $_____________

     2.   Aggregate principal amount of Indebtedness secured by Liens                     $_____________

     3.   Aggregate amount of such Indebtedness (Lines I1+I2)                             $_____________

     4.   Indebtedness listed in Line I3 where proceeds invested or committed to be invested or used to pay down Consolidated Funded Indebtedness
          within 90 days                                                                  $_____________

     5.   Proceeds listed in Line I4 in a prior Compliance Certificate as being committed to be invested within 90 days but that were not actually
          invested within 180 days of commitment therefor                                 $_____________

     6.   Aggregate Indebtedness counted for Section 6.6(iii) purposes
          (Line I3 - Line I4 + Line I5)                                                   $
                                                                                           =============
     7.   Maximum Permitted: Line A5 not to exceed Line A7

J.   SUBSIDIARY INDEBTEDNESS (SECTION 6.11)

     1.   Indebtedness of Subsidiaries (excluding Indebtedness of the type
          described in Section 6.11A)                                                     $_____________

     2.   Maximum Permitted: Line A5 not to exceed Line A7

                                     IV-4
                        Form of Compliance Certificate
                                Attachment No.1

                                ATTACHMENT NO. 2
                           TO COMPLIANCE CERTIFICATE

              CALCULATION OF CONSOLIDATED FUNDED INDEBTEDNESS TO
                           CONSOLIDATED EBITDA RATIO

     (This attachment no. 2 is as of [__________________] and pertains to the period from [_______________] (the "Period"; the last day of the Period is referred to herein as the "Period End Date") All amounts are as of the Period End Date except as noted. All items are to be calculated as set forth in the definition of "Consolidated" in the Credit Agreement.

     Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement dated as of September 4, 1998 (such agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") by and among CALMAT CO., a Delaware corporation (the "Borrower"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as agent for the Banks (the "Agent").

A.    Consolidated Funded Indebtedness (Line D4 from Attachment 1)                                  $
                                                                                                     ============

B.    Consolidated EBITDA

      1.  Consolidated EBIT for the current and 3 preceding fiscal quarters
          (Line F1 from Attachment 1)                                                               ______________

      2.  Depreciation and amortization expense                                                     $_____________

      3.  Consolidated EBITDA(Line B1 + B2)                                                         $
                                                                                                     =============

C.    Consolidated Funded Indebtedness to Consolidated EBITDA Ratio
      (Line A divided by Line B3)                                                                    ______ to 1.00


                                     IV-1
                        Form of Compliance Certificate
                                Attachment No.2

                                                                       EXHIBIT V

                     FORM OF OPINION OF BORROWER'S COUNSEL

Bank of America National Trust
 and Savings Association, as Agent
and
The Banks listed on Schedule A hereto

RE:       CREDIT AGREEMENT DATED AS OF SEPTEMBER 4, 1998

Ladies and Gentlemen:

     I am the General Counsel of CALMAT CO. (the "Borrower"), and have acted in such capacity in connection with the execution of the Credit Agreement dated as of even date herewith (the "Credit Agreement") among the Borrower, the Banks listed therein (the "Banks") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent ("Agent"). This opinion is rendered to you pursuant to
Section 3.1C of the Credit Agreement. Capitalized terms used herein without definition have the meanings ascribed thereto in the Credit Agreement.

     In my capacity as General Counsel, I have examined or caused to be examined under my supervision, originals or copies identified to my satisfaction as being true copies, of such agreements, certificated and other documents as I deemed necessary for the purpose of rendering this opinion, including without limitation, the following:

     (a) Articles of Incorporation of the Borrower, as amended to date;

     (b) the Bylaws of the Borrower, as amended to date;

     (c) certain records of proceedings of the Board of Directors and the stockholders of the Borrower;

     (d)  the Credit Agreement; and

     (e)  the Notes.

     The Credit Agreement and the Notes are hereinafter sometimes referred to as the "Credit Documents".

     I have been furnished with evidence of advice satisfactory to me from the Secretary of State of the State of Delaware with respect to the corporate good standing of the Borrower.

     In all such examinations, I have assumed the genuineness of all signatures by each party (other than those of the Borrower), the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as conformed or photostatic copies. For the purpose of the opinions hereinafter expressed, I have assumed the due execution and delivery, pursuant to the due authorization of each document referred to in this opinion by each party thereto other than the Borrower and that each document

                                      V-1
                     Form of Opinion of Borrower's Counsel
constitutes the valid and binding obligation of each party thereto (other than the Borrower), enforceable against such party in accordance with its terms.

     For the purpose of rendering this opinion, I have investigated such questions of law as I have deemed necessary.

     On the basis of the foregoing, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

     1. The Borrower is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to execute and deliver the Credit Documents and to perform its obligations thereunder. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary corporate action on the part of the Borrower. Each of the Credit Documents has been duly executed and delivered by the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     2. None of the execution and delivery of the Credit Documents, the consummation of the transactions contemplated thereby and compliance with the terms and conditions thereof by the Borrower (A) conflicts with, results in a breach or violation of, or constitutes a default under, (i) the Articles of Incorporation or Bylaws of the Borrower, (ii) any order, judgment of decree of any court or other agency of government binding on the Borrower, (iii) any Contractual Obligation of the Borrower, or (iv) any statute, rule or regulation binding on the Borrower, or (B) results in the creation of any Lien, charge or encumbrance upon any of the properties or assets of the Borrower under any agreement referred to in clause (iii) above.

     3. Except as disclosed in the Credit Agreement (including the Schedules delivered pursuant thereto), I am aware of no action, suit or proceeding, pending against or affecting the Borrower, at law or in equity, before any court, arbitrator or administrative or governmental body, (A) in which an injunction or order has been entered preventing the making of any of the Loans or (B) which is reasonably likely to materially and adversely affect (y) the ability of the Borrower to perform its obligations under the Credit Documents or (z) the financial condition or results of operations of the Borrower and its subsidiaries, taken as a whole.

     4. No governmental or regulatory consents, approvals, authorizations, registrations, declarations or filings are required by the Borrower in connection with (i) the extensions of credit under the Credit Documents or (ii) the due execution, delivery and performance by the Borrower of the Credit Documents.

     My opinions above as to the validity, binding effect or enforceability of the agreements referred to therein are subject to (a) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors rights generally, (b) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such validity, binding effect or enforceability is considered in a proceeding in equity or at law), (c) public policy considerations or court decisions which may limit the rights of the Banks to obtain indemnification or contribution, (d) the unenforceability under certain circumstances of provisions to the effect that rights or

                                      V-2
                     Form of Opinion of Borrower's Counsel
remedies are not exclusive, that rights or remedies may be exercised without notice, that each right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, (e) the unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations, rights granted by law or objections to the bringing of an action or proceeding in a particular jurisdiction, where such waivers are against public policy or prohibited by law and (f) the unenforceability under certain circumstances of any provisions which impose penalties or forfeitures. Certain of the remedies in the Credit Agreement may be further limited or rendered unenforceable by other applicable laws. No opinion is expressed with respect to the effect, under California law, which the introduction of extrinsic evidence as to the meaning of any provision of a document may have upon the interpretation of that document. In my opinion, however, the above qualification, exceptions and limitations do not make the remedies, taken as a whole, contained in the Credit Documents, inadequate for the practical realization of the rights and benefits provided therein.

     My opinions rendered above are based upon review of only those statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Credit Agreement.

     In rendering my opinions above, I have assumed that the Agent and each Bank is a sophisticated financial institution capable of evaluating the merits and risks relating to the transactions contemplated by the Credit Documents, and that each Bank has been provided access to such information relating to Borrower as such Bank has requested.

     I am admitted to the Bar of the State of California. In addition, I am generally familiar with the General Corporation Law as in effect in the State of Delaware and have made such investigation thereof as I deemed necessary for the purpose of rendering the opinions expressed herein. This opinion is limited to the present laws of the aforementioned jurisdictions and the United States of America, to present judicial interpretations thereof and to the facts as they exist at the date hereof. I assume no obligation to revise or supplement this opinion should the present laws of such jurisdictions be changed by legislative action, judicial decision or otherwise. This opinion is rendered as of the date hereof, and I express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of, changes or circumstances or events which occur subsequent to this date.

     This opinion is rendered solely for your benefit in connection with the execution and delivery of the Credit Documents and may not be relied upon by any other person or by you in any other context for any other purpose, except that it may be relied upon by the Banks which may be added pursuant to Section 9.7 of the Credit Agreement.

                                      V-3
                     Form of Opinion of Borrower's Counsel

                       SCHEDULE "A" TO OPINION OF COUNSEL

     Bank of America National Trust and Savings Association.

     The First National Bank of Chicago

     Wells Fargo Bank, N.A.

                                      V-4
                     Form of Opinion of Borrower's Counsel

                                                                      EXHIBIT VI

                        FORM OF COMPETITIVE BID REQUEST
                             (AGENT AUCTION ONLY)

                                                          ______________, ______

Bank of America National Trust
and Savings Association
Agency Management-Los Angeles #20529

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of September 4, 1998
(as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) by and among CALMAT CO. (the "Borrower"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks (in such capacity, the "Agent").

     Borrower hereby requests an Agent Auction for Bid Loans. In connection therewith, this is a Competitive Bid Request for Bid Loans pursuant to Section
2.2 of the Credit Agreement as follows:

     (i) The borrowing date (which shall be a Business Day) of the proposed Bid Borrowing is _________________, ______.

     (ii) The aggregate amount of the proposed Bid Borrowing is $__________________.

     (iii) The proposed Bid Borrowing to be made pursuant to Section 2.2 shall be comprised of [Eurodollar Rate] [Absolute Rate] Bid Loans.

     (iv) The Interest Period[s] for the Bid Loans comprised in the Borrowing shall be _________________, [_________________] and [__________________].

                              CALMAT CO.

                              By _______________________________________
                              Name _____________________________________
                              Title ____________________________________

                                     VI-1
                        Form of Competitive Bid Request

                                                                     EXHIBIT VII

                    FORM OF INVITATION FOR COMPETITIVE BIDS
                         [AGENT*] [BORROWER**] AUCTION

VIA FACSIMILE

To the Banks Listed on Schedule A hereto:

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of September 4, 1998 (as amended, supplemented, restated, or otherwise modified from time to time, the "Credit Agreement") among CALMAT CO. (the "Borrower"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks (in such capacity, the "Agent").

     Pursuant to Section 2.2B(iii) of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Borrower based on the following specifications:

     1.   Borrowing date:  _____________, ______;

     2.   Aggregate amount requested by the Borrower $___________;

     3.   [Eurodollar Rate Bid Loan] [Absolute Rate Bid Loan]; and

     4.   Interest Period[s]:  _____________, [___________] and
          [______________].

     All Competitive Bids must be substantially in the form of Exhibit VIII to the Credit Agreement and must be received by [the Agent*] [the Borrower**] no later than 7:00 A.M. (San Francisco time) on ____________, ______.

                              [BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, AS THE AGENT]*

                              [CALMAT CO.]**

                              By ______________________________________
                              Name ____________________________________
                              Title ___________________________________

     *   If an Agent Auction

     **  If a Borrower Auction

                                     VII-1
                    Form of Invitation for Competitive Bids

                                  SCHEDULE A
                                      TO
                        INVITATION FOR COMPETITIVE BIDS

                                 [List Banks]

                                    VII-A-1

                                                                    EXHIBIT VIII

                            FORM OF COMPETITIVE BID

                                                        ________________, ______

[Bank of America National Trust
and Savings Association
Agency Management-Los Angeles #20529]

[CALMAT Co.
3200 San Fernando Road
Los Angeles, CA 90065
Attention:  Edward T. Kelly
            Senior Vice President, Treasurer
            and Chief Account Officer]/1/

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of September 4, 1998 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) by and among CALMAT CO. (the "Borrower"), the Banks party thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for Banks (in such capacity, the "Agent").

     In response to the Competitive Bid Request of the Borrower dated ______________, _______ and in accordance with Section 2.2B(iii) of the Credit Agreement, the undersigned Bank offers to make Bid Loan[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s]:

     Date of Borrowing: ____________, ______

     Aggregate Maximum Bid Amount:  $____________


     _______________

      /1/ If a Borrower Auction

                                    VIII-1
                            Form of Competitive Bid

     I.   Interest Period _______________

          A.   Principal Amount: ________
               Interest:________________________
               [Absolute Rate:   %] or
               [Eurodollar Rate Bid Margin:  +/- _______%]

          B.   Principal Amount: ________
               Interest:________________________
               [Absolute Rate:   %] or
               [Eurodollar Rate Bid Margin:  +/- _______%]

          C.   Principal Amount: ________
               Interest:________________________
               [Absolute Rate:   %] or
               [Eurodollar Rate Bid Margin:  +/- _______%]

     II.  Interest Period

          B.   Principal Amount: ________
               Interest:________________________
               [Absolute Rate:   %] or
               [Eurodollar Rate Bid Margin:  +/- _______%]

          B.   Principal Amount: ________
               Interest:________________________
               [Absolute Rate:   %] or
               [Eurodollar Rate Bid Margin:  +/- _______%]

          C.   Principal Amount: ________
               Interest:________________________
               [Absolute Rate:   %] or
               [Eurodollar Rate Bid Margin:  +/- _______%]

                                    VIII-2
                            Form of Competitive Bud

     III. Interest Period

          C.   Principal Amount: ________
               Interest:________________________
               [Absolute Rate:   %] or
               [Eurodollar Rate Bid Margin:  +/- _______%]

          B.   Principal Amount: ________
               Interest:________________________
               [Absolute Rate:   %] or
               [Eurodollar Rate Bid Margin:  +/- _______%]

          C.   Principal Amount: ________
               Interest:________________________
               [Absolute Rate:   %] or
               [Eurodollar Rate Bid Margin:  +/- _______%]

                                [NAME OF BANK]

                                By ____________________________________
                                Name __________________________________
                                Title _________________________________

                                    VIII-3
                            Form of Competitive Bid

                                                                      EXHIBIT IX

                             FORM OF BID LOAN NOTE

                                                               September 4, 1998

     FOR VALUE RECEIVED, the undersigned, a corporation (the "Borrower"), hereby promises to pay to the order of [1] (the "Bank") the aggregate unpaid principal amount of each Bid Loan made by the Bank to the Borrower pursuant to the Credit Agreement described below on the last day of the Interest Period to which such Bid Loan relates.

     The Borrower further promises to pay to the order of the Bank interest on the unpaid principal amount of each such Bid Loan from time to time outstanding at the rate or rates per annum and on the dates all as set forth on Schedule A attached hereto, or as otherwise provided in the Credit Agreement.

     This Bid Loan Note is one of the "Bid Loan Notes" referred to in the Credit Agreement and is issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of September 4, 1998 among the Borrower, the Banks parties thereto and Bank of America National Trust and Savings Association, as agent for Banks (in such capacity, the "Agent") (such agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"). Reference is made to the Credit Agreement for provisions for the prepayment of Bid Loans evidenced hereby prior to the maturity hereof and the acceleration of the maturity hereof upon the happening of certain stated events. Terms defined in the Credit Agreement shall have the same meanings herein.

     In the case of a Bid Loan evidenced hereby that was made through an Agent Auction, both principal and interest are payable in lawful money of the United States of America to Bank of America National Trust and Savings Association, as Agent for the Bank, by deposit of such funds to the Agent's Account No. 12330-15415 re: CalMat Co., Attention: Agency Administrative Services #5596 ABA Number 1210-0035-8-BKAMER-SF, or at such other account as the Agent may from time to time designate by notice to the Borrower, in immediately available funds.

     In the case of a Bid Loan evidenced hereby that was made through a Borrower Auction, both principal and interest are payable in lawful money of the United States of America to Bank at such account as Bank may from time to time designate by notice to the Borrower, in immediately available funds.

     The Bid Loans made by the Bank shall be evidenced by this Bid Loan Note and the Bank shall endorse on Schedule A annexed hereto, the date, amount, rate of interest per annum and maturity of each Bid Loan made by it and the amount of each payment of principal and interest made by the Borrower with respect hereto. The Bank is irrevocably authorized by the Borrower to endorse this Bid Loan Note and the Bank's record shall be conclusive absent manifest error; provided,
                                                                 --------
however, that the failure of the Bank to make, or an error in making, a notation
-------
thereon

     ______________________

     /1/Insert name of Lender in capital letters.

                                     IX-1
                             Form of Bid Loan Note
with respect to any Bid Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement.

     The Borrower and endorsers of this Note hereby expressly waive diligence, presentment, demand, notice, protest and all other demands and notices of every kind in connection with the delivery, acceptance, performance, default or enforcement of this Bid Loan Note and the Credit Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

     THIS BID LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                              CALMAT CO.

                              By ___________________________________________
                              Name _________________________________________
                              Title ________________________________________

                              By ___________________________________________
                              Name _________________________________________
                              Title ________________________________________

                                     IX-2
                             Form of Bid Loan Note

                                  SCHEDULE A
                             GRID TO BID LOAN NOTE

=========================================================================================================
 Disbursement Date of
 Bid Loan/Made through      Amount of       Applicable       Maturity         Principal        Interest
    :Agent Auction          Bid Loan      Interest Rate        Date           Payment &        Payment &
   Borrower Auction                                                            Date Paid        Date Paid
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================

                                     IX-3
                             Form of Bid Loan Note

                                                                       EXHIBIT X

                          FORM OF COMMITTED LOAN NOTE

$ _________________ [/1/]


                                                               September 4, 1998

     FOR VALUE RECEIVED, CALMAT CO., a Delaware corporation (the "Borrower"), promises to pay to the order of ______________[/2/] ("Payee"), on or before the Maturity Date, the lesser of (x)__________ [/3/] ($________________[/4/]) and
(y) the unpaid aggregate principal amount of all advances made by Payee to the Borrower as committed Loans under the Credit Agreement referred to below.

     The Borrower also promises to pay interest on the unpaid principal amount hereof until paid at the rates, at the times and from the dates which shall be determined in accordance with the provision of that certain Credit Agreement dated as of September 4, 1998 (such agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, being herein called the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned those terms in the Credit Agreement), by and among the Borrower, the lenders party thereto ("Banks") and Bank of America National Trust and Savings Association ("BofA"), as agent for the Banks ("Agent").

     This Note is one of the Borrower's "Committed Loan Notes" in the aggregate principal amount of $75,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

     Both principal and interest are payable in lawful money of the United States of America to the Agent by deposit of such funds, in immediately available funds, to the Agent's Account Number 12330-15415, re: CalMat Co.,
Attention: Agency Administrative Services #5596, ABA Number 1210-0035-8-BKAMER-SF, or at such other account as the Agent may from time to time designate by notice to the Borrower. Until notified in writing of the transfer of this Note, the borrower and the Agent shall be entitled to deem Payee, or such Person who has been so identified by the transferor in writing to the Borrower and the Agent as the holder of this Note, as the owner and holder of this Note.

     ____________________

  /1/ Insert in numbers the principal amount of Lender's Pro Rata Share of the Commitments.

  /2/     Insert name of Lender in capital letters.

  /3/ Insert in words the principal amount of Lender's Pro Rata Share of the Commitments.

  /4/ Insert in numbers the principal amount of Lender's Pro Rata Share of the Commitments.

                                      X-1
                          Form of Committed Loan Note

Each of Payee and any subsequent holder of this Note agrees by its acceptance hereof that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure
                                             --------  -------
to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note; provided; however, that if the day on
                                      --------  -------
which any payment relating to a Eurodollar Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the next preceding Business Day.

     This Note is subject to mandatory prepayment as provided in Section 2.5B of the Credit Agreement and to prepayment at the option of the Borrower as provided in Section 2.5A of the Credit Agreement.

     This Note is subject to restriction on transfer or assignment as provided in Sections 9.6 and 9.7 of the Credit Agreement.

     THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind.

                                      X-2
                          Form of Committed Laon Note

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and the place first above written.

                              CALMAT CO.

                              By____________________________________
                              Name__________________________________
                              Title_________________________________

                              By____________________________________
                              Name__________________________________
                              Title_________________________________


                                      X-3
                          Form of Committed Loan Note

                      TRANSACTIONS ON COMMITTED LOAN NOTE

        DATE           AMOUNT OF PRINCIPAL PAID      OUTSTANDING PRINCIPAL          NOTATION MADE BY
                              THIS DATE                BALANCE THIS DATE
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                      X-4
                          Form of Committed Loan Note

                                                                      SCHEDULE A

                        COMMITMENTS AND PRO RATA SHARES

               BANK                            COMMITMENT                    PRO RATA SHARE
--------------------------------------------------------------------------------------------------
 Bank of America National Trust                $30,000,000                  40.00000000%
 and Savings Association

 The First National Bank of
 Chicago                                       $25,000,000                  33.33333334

 Wells Fargo Bank, N.A.                        $20,000,000                  26.66666666%
                                               ===========                 ============

Total                                          $75,000,000                 100.00000000

                                                                      SCHEDULE B

                                LENDING OFFICES

CALMAT CO.

3200 San Fernando Road
Los Angeles, CA 90065
Attention:  H. James Gallagher
Chief Financial Officer and Treasurer
Telephone:  (323) 258-2777
Facsimile:  (323) 259-8159

AGENT'S OFFICE:

Notices (other than Requests for Extensions of Credit):
-------------------------------------------------------

Bank of America National Trust
and Savings Association
Agency Management-Los Angeles #20529
555 South Flower Street, 11/th/ Floor
Los Angeles, California 90071
Attention:  Gina Meador
            Vice President
            Telephone: (213) 228-5245
            Facsimile: (213) 228-2299

Requests for Extensions of Credit:
----------------------------------

Bank of America National Trust
and Savings Association
Agency Administrative Services #5596
850 Gateway Boulevard, 5/th/ Floor
Concord, California 94520
Attention:  Glenis Croucher
            Sr. Agency Administrative Officer
            Telephone: (925) 675-8447
            Facsimile: (925) 675-8500
         Account No.:  12330-15415
         Ref: CALMAT CO.
         Att:  Agency Administrative Services #5596
         ABA No. 1210-0035-8

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, AS A BANK

Domestic and Offshore Lending Office:
-------------------------------------

Bank of America National Trust
and Savings Association
GPO/CBS  Domestic Account Administration #5693
1850 Gateway Boulevard, 3rd Floor
Concord, California 94520
Attention:   Debbie Waterdown
Telephone: (925) 675-7156
Facsimile: (925) 675-8500

Notices (other than Requests for Extensions of Credit):
-------------------------------------------------------

Bank of America National Trust and
Savings Association
555 South Flower Street, 11/th/ Floor
Los Angeles, California 90071
Attention:  Gina West
            Vice President
            Credit Products #5618
            Telephone: (213) 228-6400
            Facsimile: (213) 623-1959

THE FIRST NATIONAL BANK OF CHICAGO

Notices and Domestic and Offshore Lending Office:
-------------------------------------------------

The First National Bank of Chicago
One First National Plaza, 0634, 1-10
Chicago, IL 60670
Attention:  Sharon Bosch
            Telephone:  (312) 732-7112
            Facsimile:  (312) 732-4840

with a copy to:

777 South Figueroa St.
Fourth Floor
Los Angeles, CA 90017-5800
Attention:  James B. Junker
            Vice President
            Telephone:  (213) 683-4948
            Facsimile:  (213) 683-4999

WELLS FARGO BANK, N.A.

Domestic and Offshore Lending Office:
-------------------------------------

420 Montgomery Street
San Francisco, CA 94163
Attention:  David A. Neumann
            Vice President
            MAC 0101-091
            Telephone:  (415)
            Facsimile:  (415)

with a copy to:

Wells Fargo Bank
201 Third Street, 8th Floor
San Francisco, CA 94103
Attention:  Oscar Enriquez or Belle Garcia
            Telephone:  (415) 477-5425 or 477-5471
            Facsimile:  (415) 979-0675

Notices (other than Requests for Extensions of Credit):
-------------------------------------------------------

Wells Fargo Bank
333 S. Grand Avenue, 3/rd/ Floor
Los Angeles, CA 90071
Attention:  Charles C. Warner
            Vice President
            Telephone:  (213) 253-3658
            Facsimile:  (213) 687-3501

                                                                      SCHEDULE C

                       ACTIVE SUBSIDIARIES OF CALMAT CO.
      100% owned and California corporation, unless otherwise indicated)

     Allied Concrete & Materials Co. (Arizona)
     Allied Concrete, Inc. (Arizona) (Subsidiary of Allied Concrete & Materials
      Co.)
     CalMat Co. of Arizona (Arizona)
     CalMat Co. of New Mexico (New Mexico)
     CalMat Land Co.
     CalMat Leasing Co.(Arizona)
     CalMat of Central California
     CalMat Properties Co.
     CC Plaza Co. (Subsidiary of CalMat Properties Co.)
     Mission Valley Development Co. (Subsidiary of CalMat Properties Co.)
     Kirst Construction Co., Inc.
     Azusa Rock, Inc. (Subsidiary of Kirst construction Co., Inc.)
     Palomar Transit Mix Co.
     Reliance Land Co.
     Reliance Transport Co.
     Rio Norte Este Co.
     River Bend Corp.
     Rio Vista Hotel Co. (Subsidiary of CalMat Properties Co.)
     Sanger Rock and Sand
     Sloan Canyon Sand Co.
     Triangle Rock Products, Inc.
     Western Environmental Contracting, Inc.

                                                                      SCHEDULE C

                      INACTIVE SUBSIDIARIES OF CALMAT CO.
              (California corporation unless otherwise indicated)

     Albuquerque Gravel Products Co. (New Mexico)

     Bakersfield Ready Mix, Inc.

     California Materials Company

     Conrock Co.

     Conrock Property Development Corp.

     Consolidated Rock Products Co.

     Industrial Asphalt, Inc.

     Moreno Valley Sand & Gravel, Inc.

     Oceanside Ready Mix Co.

     River Vista Development Co. (Subsidiary of CalMat Properties Co.)

     Sweetwater Aggregates Co.

     Western Thermal Soils Co.

                                                                      SCHEDULE D

                           CALMAT CO. & SUBSIDIARIES

     Disclosure of Employee Benefit Plans providing Benefits for Retirees Except as Required Under Section 4980B of the Internal Revenue Code

     Borrower maintains an Employee Benefit Plan that provides health and welfare benefits in the form of health and life insurance to approximately 104 retirees.

                                                                      SCHEDULE E


                           CALMAT CO. & SUBSIDIARIES
                   LIENS SECURING INDEBTEDNESS IN EXISTENCE
                             AS OF AUGUST 31, 1998




MUNICIPAL IMPROVEMENT BONDS:                OUTSTANDING PRINCIPAL             PROPERTY DESCRIPTION
----------------------------                ---------------------             --------------------
RIO VISTA WEST (FSDRIP)                     $     786,108                     FRIARS ROAD (NO ADDRESS)
DATE AUGUST 3, 1987
ORIGINAL AMOUNT $4,235,675

CAPITAL LEASES:
---------------
AZUSA ROCK  SHEPARD MACHINERY               $     188,365                     CATERPILLAR C-11 DOZER
DATE JUNE 1, 1994
ORIGINAL AMOUNT $543,415                          _______
TOTAL                                       $     974,473
                                                  ========

                                                                      SCHEDULE F

                           CALMAT CO. & SUBSIDIARIES
                             ENVIRONMENTAL MATTERS



                                     NONE
                                     ----

                                      -1-